                                                                    EXHIBIT 10.9



                            EQUIPMENT LEASE AGREEMENT

                         Dated as of September 30, 1998

                                     Between


                       STATE STREET BANK AND TRUST COMPANY
                       OF CALIFORNIA, NATIONAL ASSOCIATION
                         not in its individual capacity
                           but solely as Owner Trustee
                                   as Lessor,


                                       and



                       CALIFORNIA STEEL INDUSTRIES, INC.,
                                    as Lessee




                           Steel Galvanizing Equipment



                                CLOSING DOCUMENTS

                           EQUIPMENT LEASE AGREEMENT
                               CLOSING DOCUMENTS

Parties
-------

California Steel           California Steel Industries, Inc., a Delaware
                           corporation

State Street               State Street Bank and Trust Company of California,
                           National Association, a national banking corporation

IBJ The Industrial Bank of Japan, Limited, a Japanese banking corporation acting by and through its duly licensed Los Angeles Agency

IBJTC Leasing              IBJTC Leasing Corporation, a New York corporation

DKB The Dai-Ichi Kangyo Bank, Limited, a Japanese banking corporation acting by and through its duly licensed Los Angeles Agency

      Document                                                           Tab No.
      --------                                                           -------

A.    Equipment Lease Agreement, dated as of September 30, 1998, between    1
      State Street, as Lessor and California Steel, as Lessee.

      Exhibits:
      --------

      Exhibit A    Form of Lease Supplement
      Exhibit B    Form of Report of Alterations
      Exhibit C    Form of Notice of Accident
      Exhibit D    Form of Notice of Liens
      Exhibit E    Form of Notice of Change of Principal Place of
                   Business
      Exhibit F    Form of Certificate of Chief Financial Officer -
                   Monthly Financial Statements
      Exhibit G    Form of Certificate of Responsible Officer

      Schedules:
      ---------

      Schedule A   Basic Rent Payments and Rent Payment Dates
      Schedule B   Stipulated Loss Values
      Schedule C   Termination Values

      Document                                                           Tab No.
      --------                                                           -------

B.    Closing Documents.

      1.    Lease Supplement No. 1, dated September 30, 1998, among         2
            State Street, as Lessor and California Steel, as Lessee.

      2.    Tax Indemnification Agreement, dated as of September 30,        3
            1998, between IBJTC Leasing, as Owner, and California
            Steel, as Lessee.

      3.    Irrevocable License Agreement, dated as of September 30,        4
            1998, between California Steel, as Grantor, State
            Street, as Lessor, and IBJTC Leasing, as Agent, recorded with the San Bernardino County Recorder on November 6,
            1998 as Document No. 1998-0476403.

      4.    Acknowledgment Agreement, dated as of September 30,             5
            1998, among State Street, as Owner Trustee, IBJ, as
            Agent, and IBJ, as Party in Interest, recorded with the San Bernardino County Recorder on November 6, 1998 as
            Document No. 1998-0476401.

      5.    Acknowledgment Agreement, dated as of September 30,             6
            1998, among State Street, as Owner Trustee, IBJ, as
            Agent, and DKB, as Party in Interest, recorded with the San Bernardino County Recorder on November 6, 1998 as
            Document No. 1998-0476402.

      6.    Promissory Note, dated June 24, 1997, in the amount of          7
            $35,000,000 by State Street in favor of IBJ, marked
            "Canceled."

      7.    Promissory Note, dated September 30, 1998, in the amount        8
            of $27,635,051.20 by State Street in favor of IBJ.

      8.    Revised Schedule 1 to the Participation Agreement, dated        9
            as of June 12, 1997, among California Steel, as Lessee;
            State Street, as Owner Trustee and Lessor; IBJ, as
            Initial Lender and Agent for the Lenders; and IBJTC
            Leasing, as Initial Beneficiary and Arranger.

      9.    Opinion of Willis Corroon, independent insurance broker,       10
            dated September 30, 1998.

      10.   Evidence of Property Insurance.                                11

      12.   Preliminary Title Report from Chicago Title Company            12
            dated September 15, 1998.

      13.   Release of Mechanic's Lien by Robertson's, dated               13
            September 22, 1998.

      Document                                                           Tab No.
      --------                                                           -------

      14.   Release of Mechanic's Lien Bond, Private Work, by The          14
            American Insurance Company (for claimant B&B Industrial
            Services, Inc.), dated September 29, 1998.

C.    Closing Certificates.

      1.    California Steel Secretary Certificate, dated September        15
            30, 1998, regarding authorization by the Board of Directors and incumbency.

      2.    California Steel Officer Certificate, dated September          16
            30, 1998, regarding representations and warranties.

      3.    California Steel Completion Certificate, dated September       17
            29, 1998.

      4.    Delaware Long-Form Good Standing Certificate for               18
            California Steel dated September 24, 1998, attaching certified copies of all documents filed with the Delaware Secretary of State.

      5.    California Secretary of State Good Standing Certificate        19
            dated September 24, 1998 and California Franchise Tax
            Good Standing Certificate dated September 23, 1998 for
            California Steel.

      6.    State Street Officer Certificate, dated September 30,          20
            1998, regarding authorization by the Board of Directors and incumbency and attaching Articles of Association and Bylaws.

      7.    State Street Officer Certificate, dated September 30,          21
            1998, regarding representations and warranties.

D.    Opinions.

      1.    Opinion of Gibson, Dunn & Crutcher LLP.                        22

      2.    Opinion of Morgan, Lewis & Bockius LLP.                        23

--------------------------------------------------------------------------------


                            EQUIPMENT LEASE AGREEMENT

                         Dated as of September 30, 1998

                                     between

                       STATE STREET BANK AND TRUST COMPANY
                       OF CALIFORNIA, NATIONAL ASSOCIATION
                         not in its individual capacity
                          but solely as Owner Trustee,
                                    as Lessor

                                       and

                       CALIFORNIA STEEL INDUSTRIES, INC.,
                                    as Lessee

--------------------------------------------------------------------------------

CERTAIN RIGHTS, TITLE AND INTEREST IN AND TO THIS EQUIPMENT LEASE AGREEMENT ON THE PART OF CALIFORNIA STEEL INDUSTRIES, INC. HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY, AS AGENT, UNDER A LOAN AND SECURITY AGREEMENT, DATED AS OF JUNE 12, 1997. TO THE EXTENT, IF ANY, THAT THIS EQUIPMENT LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS EQUIPMENT LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES BRANCH, AS AGENT, ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE THEREOF.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I             Definitions; Construction of References ................ 1
     SECTION 1.1      Definitions ............................................ 1
     SECTION 1.2      Construction of References ............................. 1

ARTICLE II            Lease of Equipment ..................................... 2

ARTICLE III           Rent ................................................... 2
     SECTION 3.1      Basic Rent ............................................. 2
     SECTION 3.2      Supplemental Rent ...................................... 2
     SECTION 3.3      Method of Payment ...................................... 2
     SECTION 3.4      Late Payment ........................................... 3
     SECTION 3.5      Net Lease; No Setoff; etc. ............................. 3
     SECTION 3.6      Indemnity for Break Funding Costs and
                      Lenders' Costs ......................................... 4

ARTICLE IV            Recomputation of Stipulated Loss Value
                      and Termination Value .................................. 4
     SECTION 4.1      Adjustments for Payments Under the Tax
                      Indemnification Agreement .............................. 4
     SECTION 4.2      Limitations on Adjustments ............................. 4

ARTICLE V             Purchase Option ........................................ 5
     SECTION 5.1      Purchase Option ........................................ 5
     SECTION 5.2      Purchase and Transfer of Equipment ..................... 6

ARTICLE VI            Obsolescence Termination ............................... 7

ARTICLE VII           Disclaimer of Warranties ............................... 8

ARTICLE VIII          Restriction on Liens ................................... 9

ARTICLE IX            Operation and Maintenance .............................. 9
     SECTION 9.1      Operation and Maintenance .............................. 9
     SECTION 9.2      Replacement of Parts ................................... 9
     SECTION 9.3      Optional Alterations ...................................10
     SECTION 9.4      Title to Parts .........................................10
     SECTION 9.5      Removal of Severable Alterations .......................11
     SECTION 9.6      Parts Free and Clear of Liens ..........................11
     SECTION 9.7      Restriction on Lessee Improvements and
                      Removal of Parts .......................................11
     SECTION 9.8      Records ................................................12
     SECTION 9.9      Reports of Alterations .................................12
     SECTION 9.10     Licenses and Permits ...................................12

ARTICLE X             Insurance ..............................................12
     SECTION 10.1     Insurance ..............................................12
     SECTION 10.2     Policy Provisions ......................................13
     SECTION 10.3     Evidence of Insurance ..................................15
     SECTION 10.4     Insurance Report .......................................15
     SECTION 10.5     Payment of Proceeds ....................................16

ARTICLE XI            Return and Disposition of Leased Property ..............16

ARTICLE XII           Additional Covenants of Lessee .........................17
     SECTION 12.1     Further Assurances .....................................17
     SECTION 12.2     Tax Indemnity Agreement ................................17
     SECTION 12.3     Financial and Other Information ........................17

ARTICLE XIII          Loss, Destruction, Condemnation or
                      Damage .................................................18
     SECTION 13.1     Replacement or Payment of Stipulated Loss
                      Value on an Event of Loss ..............................18
     SECTION 13.2     Application of Other Payments on an Event
                      of Loss ................................................19
     SECTION 13.3     Application of Payments Not Relating to
                      an Event of Loss .......................................20
     SECTION 13.4     Other Dispositions .....................................21
     SECTION 13.5     Special Event of Loss ..................................21

ARTICLE XIV           Interest Conveyed to Lessee ............................21
     SECTION 14.1     Interest Conveyed ......................................21
     SECTION 14.2     Equipment as Personal Property .........................21

ARTICLE XV            Restrictions on Assignment and Sublease;
                      Location ...............................................22
     SECTION 15.1     ASSIGNMENT AND SUBLEASE ................................22
     SECTION 15.2     Location ...............................................23

ARTICLE XVI           Inspection and Notices .................................23
     SECTION 16.1     Condition and Operation ................................23
     SECTION 16.2     Liability ..............................................24
     SECTION 16.3     Liens ..................................................24
     SECTION 16.4     Change of Principal Place of Business ..................24
     SECTION 16.5     Identification Marks ...................................24

ARTICLE XVII          Events of Default ......................................25

ARTICLE XVIII         Enforcement ............................................27
     SECTION 18.1     Remedies ...............................................27
     SECTION 18.2     Survival of Lessee's Obligations .......................29
     SECTION 18.3     Remedies Cumulative ....................................30
     SECTION 18.4     Storage Agreement ......................................30

ARTICLE XIX           Right to Perform for Lessee ............................31

ARTICLE XX            Indemnities ............................................31
     SECTION 20.1     General Indemnity ......................................31
     SECTION 20.2     Federal Tax Indemnities ................................34
     SECTION 20.3     Fees, Taxes and Other Charges ..........................34
     SECTION 20.4     Survival ...............................................39

ARTICLE XXI           Miscellaneous ..........................................40
     SECTION 21.1     Further Assurances .....................................40
     SECTION 21.2     Quiet Enjoyment ........................................40

     SECTION 21.3     Collateral as Security for Lessor's
                      Obligations ............................................41
     SECTION 21.4     Notices ................................................41
     SECTION 21.5     Severability ...........................................41
     SECTION 21.6     Amendment ..............................................42
     SECTION 21.7     Headings ...............................................42
     SECTION 21.8     Counterparts; Uniform Commercial Code ..................42
     SECTION 21.9     Governing Law ..........................................42
     SECTION 21.10    Performance of Obligations to Lenders ..................42
     SECTION 21.11    Confidentiality ........................................42
     SECTION 21.12    Binding Effect; Successors and Assigns;
                      Survival ...............................................43
     SECTION 21.13    Limitations of Lessor's Liability ......................43
     SECTION 21.14    Chattel Paper ..........................................44

Exhibits:
--------

EXHIBIT A - Form of Lease Supplement
EXHIBIT B - Form of Report of Alterations
EXHIBIT C - Form of Notice of Accident
EXHIBIT D - Form of Notice of Liens
EXHIBIT E - Form of Notice of Change of Principal Place
            of Business
EXHIBIT F - Form of Certificate of Chief Financial Officer -
            Monthly Financial Statements
EXHIBIT G - Form of Certificate of Responsible Officer

Schedules:
---------

SCHEDULE A - Basic Rent Payments and Rent Payment Dates
SCHEDULE B - Stipulated Loss Values
SCHEDULE C - Termination Values

                            EQUIPMENT LEASE AGREEMENT


      THIS EQUIPMENT LEASE AGREEMENT (this "Agreement" or this "Lease") is entered into as of September 30, 1998 between STATE STREET BANK AND TRUST
                                              ---------------------------
COMPANY OF CALIFORNIA NATIONAL ASSOCIATION, a national banking association, not
------------------------------------------
in its individual capacity but solely as Owner Trustee, except as expressly provided herein (the "Lessor") and CALIFORNIA STEEL INDUSTRIES, INC., a Delaware
                                   ---------------------------------
corporation (the "Lessee").

      Recitals:
      --------

      A. The Lessor has acquired ownership of, and title to, the Equipment in accordance with the Participation Agreement.

      B. The Lessor desires to lease to the Lessee, and the Lessee desires to lease from Lessor, the Equipment pursuant to the terms and conditions of this Agreement.

      C. The Lessor and the Lessee agree that this Agreement shall constitute and govern the lease of the Equipment.

      In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

                                    ARTICLE I

                     Definitions; Construction of References
                     ---------------------------------------

      SECTION 1.1 Definitions. The capitalized terms used herein and not
                  -----------
otherwise defined shall have the meanings assigned thereto in Appendix A to the Participation Agreement dated as of June 12, 1997, among The Industrial Bank of Japan, Limited, a Japanese banking corporation acting by and through its duly licensed Los Angeles Agency, not in its individual capacity but solely as agent, The Industrial Bank of Japan, Limited, a Japanese banking corporation acting by and through its duly licensed Los Angeles Agency, as initial lender, IBJ Leasing Corporation, a New York corporation, as initial beneficiary, IBJ Leasing Corporation, a New York corporation, as arranger, the Lessor and the Lessee (the "Participation Agreement") for all purposes hereof (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

      SECTION 1.2 Construction of References. All references in this instrument
                  --------------------------
to designated Sections and other subdivisions are to designated Sections and other subdivisions of this instrument, and the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Section or other subdivision.

      Except as otherwise indicated, all the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

                                   ARTICLE II

                               Lease of Equipment
                               ------------------

      On the Lease Commencement Date, subject to all the terms and conditions of this Lease, the Lessor shall lease, and hereby as of the Lease Commencement Date does lease, the Equipment described in the applicable Lease Supplement to the Lessee, and the Lessee shall lease, and hereby as of the Lease Commencement Date does lease, such Equipment from the Lessor, for the Lease Term.

                                   ARTICLE III

                                      Rent
                                      ----

      SECTION 3.1 Basic Rent. The Lessee shall pay to the Lessor Basic Rent in
                  ----------
arrears for the Equipment in consecutive installments on the Basic Rent Payment Dates shown on Schedule A annexed hereto and in the amounts as provided in such Schedule A.

      SECTION 3.2 Supplemental Rent. The Lessee shall pay to the Lessor, or to
                  -----------------
whoever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent promptly as the same shall become due and payable.

      SECTION 3.3 Method of Payment. Basic Rent and Supplemental Rent (other
                  -----------------
than Excepted Payments which shall be paid directly to the Lessor upon the written instructions of the Agent) shall be paid directly to the Agent as provided in Section 21.3 hereof provided that to the extent provided in Section
21.3 hereof and after the Notes and all other amounts owing to the Lenders have been paid in full, such amounts shall be payable to the Lessor at such place as the Lessor shall specify in writing. Each payment of Rent shall be made by the Lessee in immediately available funds prior to 1:00 P.M., New York time at the place of payment (or, so long as the Loan Agreement remains in effect, such earlier time as the Lessor, with the Lessee's prior written consent, shall agree to make payment to the Agent), on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next following Business Day, with the same force and effect as though made on such scheduled date; provided, however, that if such next following Business Day occurs in the month following the month in which such scheduled date occurs, then such payment shall be made on the next preceding Business Day.

      SECTION 3.4 Late Payment. If any Rent shall not be paid when due, the
                  ------------
Lessee shall pay to the Lessor (or, in the case of Supplemental Rent, to whoever shall be entitled thereto as expressly provided herein or in any other Operative Document), as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless such payment shall be made after 1:00 P.M., New York time at the place of payment, on such date of payment, in which case such date of payment shall be included) at the Overdue Rate. If any Rent shall be paid on the date when due, but after 1:00 P.M., local time at the place of payment or at any time thereafter, interest shall be payable at the Overdue Rate for that day together with all interest due for each day thereafter.

      SECTION 3.5 Net Lease; No Setoff; etc. This Lease is a net lease and,
                  --------------------------
notwithstanding any other provision of this Lease, it is intended that Basic Rent and Supplemental Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. Except to the extent otherwise expressly specified herein, the obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, quality or fitness for use of the Equipment or any part thereof; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Equipment or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Equipment or any part thereof; (d) any defect in title to or rights to the Equipment or any Lien on such title to or rights to the Equipment; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessor, the Agent or the Lenders; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Agent, the Lenders, or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, the Lessor, the Lenders, the Agent, or any other Person, or by any court, in any such proceeding; (g) any claim that the Lessee has or might have against any Person, including without limitation the Lessor or the Agent, the Lenders; (h) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (i) any invalidity or unenforceability or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; or (j) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancelable by the Lessee and, except as expressly provided herein, the Lessee, to the extent permitted by law, waives all right now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, the Lessee shall, to the extent permitted by applicable law, nonetheless pay to the Lessor (or, in the case of Supplemental Rent, to whoever shall be entitled thereto as expressly provided herein or in any other Operative Document) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing the Lessor will deem this Lease to have remained in effect.

      SECTION 3.6 Indemnity for Break Funding Costs and Lenders' Costs. If
                  ----------------------------------------------------
Lessee makes any payment of Basic Rent on any day later than as otherwise required under this Lease in addition to all other amounts payable by Lessee in accordance with the Lease, an amount which in the Lessee's opinion, is sufficient to indemnify the Lessor (i) for Break Funding Costs; and (ii) for Lenders' Costs, in both cases whether incurred by the Lessor or the Lenders (for which the Lessor is required to indemnify the Lenders).

                                   ARTICLE IV

                           Recomputation of Stipulated
                           ---------------------------
                        Loss Value and Termination Value
                        --------------------------------

      SECTION 4.1 Adjustments for Payments Under the Tax Indemnification
                  ------------------------------------------------------
Agreement. In the event that the Lessee shall have indemnified the Lessor
---------
pursuant to the Tax Indemnification Agreement for any Loss (as defined in the Tax Indemnification Agreement), the Stipulated Loss Value and Termination Value set forth on Schedules B and C shall be revised as set forth in Section 10.9 of the Participation Agreement.

      SECTION 4.2 Limitations on Adjustments. After giving effect to any
                  --------------------------
adjustment referred to in this Article IV:

            (a) at each time thereafter when Stipulated Loss Value may be payable by the Lessee pursuant to this Lease, the sum of the following amounts: (i) Stipulated Loss Value payable under this Lease at such time;
      (ii) any Basic Rent payable under this Lease at such time; and (iii) any other amounts unconditionally payable by the Lessee under this Lease in connection with such payment of Stipulated Loss Value on or prior to the date for payment thereof and required to be paid to the Lenders pursuant to the Loan Agreement shall be at least sufficient to pay in full the aggregate unpaid principal amount of the Outstanding Notes plus premium, if any, and accrued interest thereon at such time;

            (b) at each time thereafter when Termination Value shall be payable by the Lessee pursuant to this Lease, the sum of the following amounts:
      (i) Termination Value payable under this Lease at such time; (ii) any Basic Rent payable under this Lease at such time; and (iii) any other amounts unconditionally payable by the Lessee under this Lease in connection with such payment of Termination Value on or prior to the date for payment thereof and required to be paid to the Lenders pursuant to the Loan Agreement shall be at least sufficient to pay in full the aggregate unpaid principal amount of the Outstanding Notes plus premium, if any, and accrued interest thereon at such time; and

            (c) the amount of Basic Rent payable on each Rent Payment Date thereafter shall be equal to or greater than the aggregate amount of principal and accrued interest which becomes due and payable on the Notes on such Rent Payment Date.

                                    ARTICLE V

                                 Purchase Option
                                 ---------------

      SECTION 5.1 Purchase Option. Unless a Lease Default pursuant to Section
                  ---------------
17(a) or 17(e) or Lease Event of Default shall have occurred and be continuing, the Lessee shall have the right at its option upon no more than two hundred seventy (270) days prior written notice and on at least one hundred eighty (180) days prior written notice to the Lessor, the Agent and the Lenders (which notice shall be irrevocable), to purchase all (but not less than all) of the Equipment from the Lessor:

            (a) on the last Rent Payment Date at a purchase price equal to the Fair Market Sales Value of such Equipment as of the last Rent Payment Date;

            (b) on the seventh anniversary of the Lease Commencement Date at a purchase price equal to fifty-two percent (52%) of the Lessor's Cost of such Equipment; and

            (c) on any Rent Payment Date (i) if the Lessee has or will become obligated to pay an amount greater than five percent (5%) of the Stipulated Loss Value of the Equipment as of each Rent Payment Date to the Lessor under (A) Article XX of this Lease; (B) Article XI of the Participation Agreement; or (C) the Tax Indemnification Agreement for any Indemnified Expense

      (as defined in the Participation Agreement and the Lease) and any Loss (as defined in the Tax Indemnity Agreement) and the termination of the Lease will allow the Lessee to legally avoid making such payment (provided that the Lessee takes all commercially reasonable legal actions required to avoid such Loss); or (ii) if there is a change in any law or regulation governing the operation and use of the Equipment which has or will obligate the Lessee to incur expenses, or reimburse the Lessor for expenses, in an amount greater than five percent (5%) of the Stipulated Loss Value of the Equipment as of each Rent Payment Date in maintaining or modifying the Equipment in order to comply with such change of law or regulation and termination of the Lease will legally allow the Lessee to avoid incurring such expenses or reimbursing the Lessor for such expenses (provided that the Lessee takes all commercially reasonable legal actions necessary to avoid the Lessor or the Lessee incurring such expenses) at a purchase price equal to the higher of (A) the Fair Market Sales Value of such Equipment as of such Rent Payment Date or (B) the Stipulated Loss Value for the Equipment on such Rent Payment Date, plus in either case Break Funding Costs. Fair Market Sales Value of the Equipment shall be determined by the mutual agreement of the Lessor and the Lessee on or before a date forty (40) Business Days prior to the proposed purchase date after receipt by the Lessor of the notice referred to above, or, if they shall fail to agree within such period, such Fair Market Sales Value shall be determined by the Section 5.1(c) Appraisal Procedure.

      SECTION 5.2 Purchase and Transfer of Equipment. If the Lessee shall have
                  ----------------------------------
exercised (i) the options to purchase the Equipment provided in clauses (a) or
(c) of Section 5.1 hereof, the Lessee shall pay for the Equipment in immediately available funds and purchase the Equipment on the date specified; or (ii) the option to purchase the Equipment provided in clause (b) of Section 5.1 hereof, the Lessee shall pay for such Equipment in cash or by executing and delivering to the Lessor a Promissory Note, in form prescribed by the Lessor, evidencing the purchase price, payable on such terms as may be mutually acceptable to the Lessor and the Lessee. If the Lessee shall fail to pay for the Equipment on such date, the Lessee shall no longer have any right to purchase the Equipment pursuant to Section 5.1 and in the case of the exercise with respect to any option provided in Section 5.1 (other than the option exercisable on the last Basic Rent Payment Date) the Lessee shall continue to pay Rent hereunder as such becomes due and payable. Upon payment by the Lessee to the Lessor of the purchase price for the Equipment in immediately available funds as provided in clause (i) above or by executing and delivering of a promissory note as provided in clause (ii) above, plus any accrued and unpaid Basic Rent due or accrued to and including the date of purchase, and all Supplemental Rent owing by the Lessee to and including the date of purchase and the Break Funding Cost, if any, due with respect to the prepayment of principal due on the Notes as a result of the termination of this Lease, the Lessor shall transfer to the Lessee, AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY OF ANY KIND OR NATURE, but free and clear of Lessor Liens and the lien of the Loan Agreement, all the Lessor's right, title and interest in, to and under the Equipment, together with all of the Lessor's right, title and interest, if any, in, to and under any warranty, claims, rights and causes of action (whether actual or potential) against Danieli-Wean with respect to the Equipment. Thereupon the obligations of the Lessee hereunder (other than any such obligations expressed herein as surviving termination of this Lease) shall terminate.

                                   ARTICLE VI

                            Obsolescence Termination
                            ------------------------

      Unless a Lease Default or a Lease Event of Default shall have occurred and be continuing, the Lessee shall have the right, on the terms and subject to the conditions contained in this Article VI, at its option at any time on at least one hundred eighty (180) days prior written notice (a "Notice of Article VI Termination") to the Lessor, the Agent and the Lenders, to terminate this Lease as to all (but not less than all) of the Equipment (the "Article VI Termination Date") on or after the fifth anniversary of the Lease Commencement Date, if such Item or Items shall have become Obsolete. During the period commencing with the date on which such Notice of Article VI Termination is given until the Article VI Termination Date, the Lessee, as agent for the Lessor, shall use its best efforts to obtain cash bids for the purchase of the Equipment. The Lessor shall also have the right to obtain cash bids for the purchase thereof, either directly or through agents other than the Lessee. The Lessee shall certify to the Lessor in writing the amount and terms of each bid received by the Lessee and the name and address of the Person submitting a bid (which Person shall not be the Lessee or any Affiliate of the Lessee but may be the Lessor). On the
Article VI Termination Date, the Lessor shall (subject to receipt of the sale price and all additional payments specified in the next sentence), without recourse or warranty but free and clear of Lessor Liens and the lien of the Loan Agreement (if and to the extent the Lenders are required to release the same), sell the Equipment for cash to the bidder which shall have submitted the highest bid prior to such date and the Lessor shall be released from all obligations with respect to the Equipment. The total sales price realized at such sale shall be retained by the Lessor pursuant to this Lease, and, in addition, on the
Article VI Termination Date, the Lessee shall pay to the Lessor (or, in the case of Supplemental Rent, the Person entitled thereto) (i) the excess, if any, of the Termination Value of the Equipment over the sales price of the Equipment after deducting all expenses incurred by the Lessor and the Agent on behalf of the Lenders in connection with such sale; (ii) any accrued and unpaid Basic Rent due or accrued and unpaid to but not including the Article VI Termination Date; and (iii) all Supplemental Rent owing by the Lessee under this Lease to and including the Article VI Termination Date, including Break Funding Costs, if any. If a sale shall not have occurred on or as of the Article VI Termination Date, the Equipment shall continue to be subject to this Lease and this Lease shall continue in full force and effect with respect thereto. In the event of any such sale and upon compliance by the Lessee with the provisions of this Article VI, the obligation of the Lessee to pay Basic Rent with respect to the Equipment shall cease, the Lease Term shall end with respect to the Equipment and the obligations of the Lessee hereunder with respect to the Equipment (other than any such obligations surviving termination of this Lease, including the obligations set forth in Article XX hereof) shall terminate as of the Article VI Termination Date. The Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take any action in connection with any such sale other than to sell the Equipment as provided above. At such sale the Lessor shall transfer to the third party purchaser, AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY OF ANY KIND OR NATURE, but free and clear of Lessor Liens and the lien of the Loan Agreement, all the Lessor's right, title and interest in, to and under the Equipment, together with all of the Lessor's right, title and interest, if any, in, to and under any warranty, claims, right and causes of action (whether actual or potential) against Danieli-Wean with respect to the Equipment.

                                   ARTICLE VII

                            Disclaimer of Warranties
                            ------------------------

      THE EQUIPMENT IS BEING LEASED BY THE LESSOR TO THE LESSER ON AN "AS-IS, WHERE-IS" BASIS. NEITHER THE LESSOR (IN ITS INDIVIDUAL OR TRUST CAPACITIES), THE AGENT NOR THE LENDERS HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT (OR ANY PART THEREOF) except that the Lessor hereby represents and warrants that the Equipment is and shall be free of Lessor Liens and Lessor, in its individual capacity, hereby represents and warrants that the Equipment shall be free of Trustee Liens. It is agreed that except as expressly provided herein, all risks incident to the matters discussed in the preceding sentence, as between the Lessor, the Agent or the Lenders, on the one hand, and the Lessee, on the other, are to be borne by the Lessee. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED, AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY STATED, THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES BY THE LESSOR, THE AGENT OR THE LENDERS, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

                                  ARTICLE VIII

                              Restriction on Liens
                              --------------------

      The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Equipment, title thereto or any interest therein, except Permitted Liens. The Lessee shall promptly, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner satisfactory to the Lessor any such Lien if the same shall arise at any time. The Lessee further agrees that it shall pay or cause to be paid on or before the time or times prescribed by law (after giving effect to any applicable grace period) any taxes, assessments, fees or charges imposed on the Lessee (or any affiliated or related group of which the Lessee is a member) under the laws of any jurisdiction that, if unpaid, might result in any Lien that is not a Permitted Lien.

                                   ARTICLE IX

                            Operation and Maintenance
                            -------------------------

      SECTION 9.1 Operation and Maintenance. The Lessee shall operate, service,
                  -------------------------
repair and maintain the Equipment during the Lease Term in a manner so that each Item will be and remain in serviceable and good condition and (i) in the same condition as when new, normal wear and tear excepted; (ii) in material compliance with all recommendations and specifications of the manufacturer(s);
(iii) in material accordance with all applicable requirements of law and any governmental authority having jurisdiction; (iv) in compliance with the standard imposed by any insurance policies required by Article X hereof with respect to such Item or any part thereof; and (v) in no case to a lesser standard than that held for similar equipment owned by the Lessee.

      SECTION 9.2 Replacement of Parts. Except after the occurrence of an Event
                  --------------------
of Loss, the Lessee, at its own expense (unless prohibited by applicable law or regulation), shall promptly replace all necessary or useful appliances, parts, instruments, appurtenances, accessories and miscellaneous property of whatever nature (herein collectively referred to as "Parts"), that may from time to time be incorporated or installed in or attached to or otherwise part of (collectively, "incorporated in") the Equipment and that may from time to time become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. The Lessor hereby authorizes the Lessee to order Parts as the agent, and in the name, of the Lessor, but at the sole cost and expense of the Lessee. In addition, in the ordinary course of maintenance, service, repair or testing, the Lessee may remove any Parts, but the Lessee shall cause such Parts to be replaced as promptly as practicable. All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in condition and repair required to be maintained by the terms hereof.

      SECTION 9.3 Optional Alterations. In addition to the foregoing, the
                  --------------------
Lessee, at its own expense (subject to Section 9.5 hereof), may from time to time:

            (a) make such Alterations to the Equipment as the Lessee may deem desirable in the proper conduct of its business, provided that such Alterations (i) are readily removable without causing damage to any of the Equipment; (ii) do not adversely affect the productive capacity, cost efficiency, utility, reliability or value of the Equipment; and (iii) such Alterations do not cause the Lease to lose its characteristic as a lease for federal income tax purposes ("Severable Alterations"); and

            (b) make such Alterations to the Equipment as the Lessee may deem desirable in the proper conduct of its business, provided that such Alterations (i) do not adversely affect the productive capacity, cost efficiency, utility, reliability or value of the Equipment; and (ii) such Alterations do not cause the Lease to lose its characteristic as a lease for federal income tax purposes ("Non-Severable Alterations").

      SECTION 9.4 Title to Parts. Title to each Part (including any
                  --------------
Non-Severable Alteration but excluding any Severable Alteration) shall without further act vest in the Lessor and shall be deemed to constitute a part of the Equipment and be subject to this Lease and each of the Operative Documents if such Part shall be required to be incorporated in the Equipment pursuant to the terms of Section 9.1 or 9.2 hereof. Title to each Severable Alteration shall vest in the Lessee. In all other cases, title to a Part or Parts shall vest in Lessor. All Parts (other than Severable Alterations) at any time removed from the Equipment shall remain the property of the Lessor, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated in the Equipment and that meet the requirements for replacement Parts specified in Section 9.2 hereof. Immediately upon any replacement Part becoming incorporated in the Equipment as provided in Section 9.2 hereof, without further act, (i) title to the removed Part shall thereupon vest in such Person as shall be designated by the Lessee, free and clear of all rights of the Lessor; (ii) title to such replacement Part shall thereupon vest in the Lessor; and (iii) such replacement Part shall become subject to this Lease and each of the other Operative Documents and be deemed part of the Equipment for all purposes hereof to the same extent as the Parts originally incorporated in the Equipment.

      SECTION 9.5 Removal of Severable Alterations. The Lessee (i) during the
                  --------------------------------
Lease Term, may remove any Severable Alteration at any time, so long as such removal shall not result in any violation of any law or governmental regulation and so long as no Lease Default or Lease Event of Default shall have occurred and be continuing; and (ii) upon the termination of this Lease and prior to the delivery of the Equipment to the Lessor in accordance with the provisions of the Lease (other than upon the termination of this Lease pursuant to Article V or Article XVIII hereof) may remove all Severable Alterations; provided, however, that to the extent Severable Alterations are removed, the Equipment shall be restored so that it is returned to the Lessor in fully operational condition and in compliance with the provisions of Sections 9.1 and 9.2 hereof; provided further, that if the Lessee shall not have removed a Severable Alteration prior to the delivery of the Equipment to the Lessor in accordance with the provisions of this Lease, then all of Lessee's right, title and interest to such Severable Alteration shall without further action vest in the Lessor; and provided further, that if the Lessee does not exercise the purchase option set forth in
Section 5.1(a) hereof and purchase the Equipment on the last Rent Payment Date, then, at the Lessor's option, the Lessee shall not remove Severable Alterations and shall sell the Severable Alterations for a purchase price equal to the Fair Market Sales Value of the Severable Alterations. Fair Market Sales Value of the Severable Alterations shall be determined by the mutual agreement of the Lessor and the Lessee on or before a date thirty (30) Business Days prior to the termination of the Lease, or, if they shall fail to agree within such period, such Fair Market Sales Value shall be determined by the Appraisal Procedure. The Lessor and the Lessee shall share the costs of such Appraisal Procedure equally.

      SECTION 9.6 Parts Free and Clear of Liens. Any Part title to which shall
                  -----------------------------
vest in the Lessor pursuant to Section 9.4 hereof shall be free and clear of all Liens except Permitted Liens.

      SECTION 9.7 Restriction on Lessee Improvements and Removal of Parts.
                  -------------------------------------------------------
Except as expressly required or permitted by Sections 9.1, 9.2 and 9.3 hereof, the Lessee shall not, without the prior written consent of the Lessor, make any alteration to any Item or remove any Part from any Item.

      SECTION 9.8 Records. The Lessee shall maintain or cause to be maintained
                  -------
operating logs, maintenance and repair reports, current operating manuals (if any) and a complete set of plans and specifications (if any) for each Item in accordance with prudent industry practice. Such logs, reports, manuals and plans and specifications shall be made available, at the Lessee's expense, to the Lessor upon reasonable request.

      SECTION 9.9 Reports of Alterations. The Lessee shall furnish to the Lessor
                  ----------------------
and the Agent, upon request, a report, in substantially the form annexed as Exhibit B describing in reasonable detail all Alterations to the Equipment and all Parts added to the Equipment or replaced (other than alterations and Parts constituting routine or preventive maintenance) during the preceding calendar year and the coat of and the ownership of each Alteration and each Part added or replaced costing (in each case) more than Two Million Dollars ($2,000,000).

      SECTION 9.10 Licenses and Permits. Without limiting the generality of
                   --------------------
Section 9.1, the Lessee shall obtain and maintain in full force and effect all governmental licenses and permits necessary or advisable to operate the Equipment.

                                    ARTICLE X

                                    Insurance
                                    ---------

      SECTION 10.1 Insurance. Without limiting any other obligation or liability
                   ---------
of the Lessee hereunder, the Lessee, at all times during the Lease Term, shall carry and maintain at its own expense at least the minimum insurance coverage with respect to each Item set forth in this Article X. Such insurance may be carried under blanket policies maintained by the Lessee so long as such policies otherwise comply with the terms and provisions of this Article X. The Lessee shall maintain:

            (a) all-risk property insurance covering physical loss or damage to the Equipment. At all times during the Lease Term, the amount of such insurance shall be at least the Stipulated Loss Value as of the next succeeding Rent Payment Date plus an amount equal to any Basic Rent due and payable on such Rent Payment Date, and such insurance shall include, without limitation, the following:

                  (i) flood and windstorm insurance, customarily included under all-risk policies available with respect to equipment similar in kind and location to the Equipment; and

                  (ii) "boiler and machinery" property damage insurance with respect to damage to the Equipment and related property included in the Lessee's

            Premises from risks normally insured against under machinery policies in an amount equal to at least the Stipulated Loss Value as of the next succeeding Rent Payment Due plus an amount equal to any Basic Rent due and payable on such Rent Payment Date.

            (b) comprehensive general public liability insurance, including blanket contractual, personal injury, property damage and loss of use of property of others, insurance applicable to the Equipment in such amounts as are usually carried by Persons operating manufacturing facilities presenting comparable risks in the same general region of the Facility but in any event with a combined single limit of not less than Fifty Million Dollars ($50,000,000).

      Any loss of the type customarily covered by the policies described in Sections 10.1(a) and (b), whether actually covered in whole or in part by such policies, shall be the responsibility of the Lessee and the absence of such coverage shall not relieve the Lessee from any of its obligations under any of the Operative Documents.

      All insurance policies carried in accordance with this Section 10.1 must be maintained with insurers of recognized responsibility and standing in the industry and authorized to do an insurance business in each jurisdiction in which any Equipment will be located and not disqualified from insuring risks in the State of California (the "Approved Insurer").

      Any insurance policies carried in accordance with this Section 10.1 may be subject to (i) exclusions substantially similar to those contained in similar insurance policies for equipment of a type similar to the Equipment in effect on the Lease Commencement Date; and (ii) such deductible amounts and retentions as shall not exceed the following amounts specified with respect to such policies:

      (1)  Property Damage     Five Million Dollars ($5,000,000)

      (2)  Public Liability    Five Million Dollars ($5,000,000)

      Notwithstanding anything to the contrary in this Article X, the Lessee shall at all time maintain insurance with respect to the Equipment at least comparable with its standard corporate practice with respect to equipment similar to the Equipment.

      SECTION 10.2 Policy Provisions. Any insurance policy maintained by the
                   -----------------
Lessee pursuant to Section 10.1 hereof shall:

            (a) specify the Lessor (in both its individual and trust capacities), the Equity Participants, the Agent and the Lenders as additional insureds, as their respective interests may appear, and with respect to property damage insurance, specify the Lenders, the Agent and Lessor, as their interests may appear, as loss payees pursuant to a standard loss payable clause as long as the Loan Agreement is in effect;

            (b) provide (except in the case of public liability insurance and workers' compensation insurance) that all property damage insurance proceeds in respect of any loss or occurrence shall be adjusted with the Lessee (subject to approval of Lessor), unless a Lease Default or Lease Event of Default shall have occurred and be continuing, in which case such proceeds shall be adjusted by the Lenders (subject to the approval of Lessor), and payable (x) in respect of payments not exceeding Two Hundred Fifty Thousand Dollars ($250,000) provided no Lease Default or Lease Event of Default shall have occurred or be continuing, to the Lessee; and (y) in all other circumstances (A) unless and until receipt of notice from the Agent stating that the Loan Agreement shall have been satisfied and discharged, to the Agent and (B) thereafter, to the Lessor;

            (c) include effective waivers by the insurer of all claims for insurance premiums or commissions of additional premiums or assessments against the Lessor (in both its individual and trust capacities), the Agent and the Lenders (if such policies provide for the payment hereof) to the extent required under the Approved Broker Insurance Determination;

            (d) provide that in respect of the interest of the Lessor, the Equity Participants, the Agent and the Lenders, such policies shall not be invalidated by any action or inaction of the Lessee or any other Person and shall insure the Lessor, the Agent and the Lenders regardless of, and any claims for losses shall be payable notwithstanding to the extent required under the Approved Insurance Broker Determination:

                  (i) any act of negligence, including any breach of any condition or warranty in any policy of insurance, of the Lessee, the Lessor, the Equity Participants, the Agent, the Lenders or any other Person;

                  (ii) the use of the Equipment for purposes more hazardous than permitted by the terms of the policy;

                  (iii) any foreclosure or other proceeding or notice of sale relating to the Equipment; or

                  (iv) any change in the title to or ownership of the Equipment;

            (e) provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of the Lessor, the Equity Participants, the Agent or the Lenders under any other insurance policies covering a loss that is also covered under the insurance policies maintained by the Lessee pursuant to this Article X and shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Lessee), shall operate in the same manner as if there were a separate policy covering each insured;

            (f) provide that any cancellation thereof or material adverse change therein shall not be effective as to the Lessor, the Equity Participants, the Agent and the Lenders until at least thirty (30) days after receipt by the Lessor, the Agent and the Lenders of written notice thereof;

            (g) waive any right of subrogation of the insurers against the Lessor, the Equity Participants, the Agent and the Lenders, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Lessor, the Equity Participants, the Agent or the Lenders to the extent required under the Approved Insurance Broker Determination; and

            (h) provide that the whole or any part of the right, title and interest of the Lessor or the Lessee therein may be assigned to the Agent on behalf of the Lenders.

      SECTION 10.3 Evidence of Insurance. The Lessee shall deliver to the
                   ---------------------
Lessor, the Agent and the Lenders at least two (2) days before the Lease Commencement Date copies of all policies of insurance required hereby and, by the Lease Commencement Date, certificates of insurance evidencing the provisions described in Section 10.2 hereof executed by the Approved Insurer or its duly authorized agent.

      SECTION 10.4 Insurance Report. Within thirty (30) days after any material
                   ----------------
change (including any material increase in deductible amounts) in the information set forth in the certificates provided pursuant to Section 10.3 hereof, the Lessee shall deliver to the Lessor and the Agent a certificate of the

Approved Insurance Broker setting forth the insurance, if any, obtained by the Lessee pursuant to this Article X and then in effect, and stating whether, in the opinion of the Approved Insurance Broker, the insurance policies comply with the requirements of this Article X, stating that all premiums then due thereon have been paid, stating that such insurance policies are in full force and effect and stating that the insurance is in such amounts and covers such risks as is customary in the industry for a company such as the Lessee.

      SECTION 10.5 Payment of Proceeds. All property damage insurance proceeds
                   -------------------
received by or payable to the Lessor, the Equity Participants, the Agent or the Lenders on account of any damage to or destruction of the Equipment or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof), other than any damage or destruction constituting an Event of Loss, unless a Lease Default or a Lease Event of Default shall have occurred and be continuing, shall be paid over to the Lessee or as it may direct from time to time, upon delivery of evidence satisfactory to the Agent and the Lessor that the Equipment has been fully repaired and is in the condition required by the terms of this Lease, to pay (or reimburse the Lessee for) the costs referred to in Section 13.3 hereof upon receipt by the Lessor, the Equity Participants, Agent or the Lenders, as the case may be, of an Officer's Certificate of the Lessee to the effect that (i) the sums requested are for the payment (or reimbursement) of costs as aforesaid which have become due and payable, or which will become due and payable within thirty (30) days of the date of such Officer's Certificate, or which have theretofore been paid by the Lessee, and setting forth such costs in reasonable detail; (ii) such costs have not been included under any Officer's Certificate previously submitted pursuant to this
Section 10.5; and (iii) the balance of the amounts held by the Lessor, the Equity Participants, the Agent or the Lenders pursuant to this Section 10.5 are sufficient, together with funds otherwise available to the Lessee for the purpose, to complete the repairs and replacement of Parts contemplated by clause first of Section 13.3 hereof (or that such repairs and replacement of Parts have been completed.

                                   ARTICLE XI

                    Return and Disposition of Leased Property
                    -----------------------------------------

      Unless the Equipment shall have been transferred to the Lessee pursuant to
Article V, Article VI, Section 13.1 or Article XVIII hereof, on termination of this Lease, and at the Lessee's own cost and expense, the Lessee shall forthwith return the Equipment (together with all related training, operating and service manuals and records in the possession of the Lessee) to the Lessor properly crated and disassembled, in good condition, repair and in working order, having been maintained according to the standards required by this Lease, with all parts fully functional and able to perform their intended function, with all Equipment meeting the manufacturer's original specifications and in a condition appropriate for a commercially reasonable sale, at a location designated by the Lessor in the continental United States, free and clear of Liens other than Lessor Liens. In the event an Item does not meet the return condition set forth in this Article XI, the Lessee shall cause such Item to be repaired and refurbished at its expense. In the event of a dispute relating to the return condition of the Equipment, the dispute between the Lessor and the Lessee shall be settled by an independent expert mutually appointed by the Lessor and the Lessee, the expenses of which shall be shared equally by the Lessor and the Lessee. At reasonable times and upon reasonable notice during the 180-day period prior to the end of the Lease (provided the Lessee has not exercised its option to purchase) the Lessor or any prospective purchaser of the Equipment may inspect the Equipment subject to reasonable security measures imposed by the Lessee including barring any inspector because of a competitive business relationship. The Lessee agrees to provide the Lessor free storage of the Equipment on the Lessee's Premises for a period not to exceed one hundred eighty (180) days after the expiration or earlier termination of the Lease for the Equipment.

                                   ARTICLE XII

                         Additional Covenants of Lessee
                         ------------------------------

      SECTION 12.1 Further Assurances. The Lessee shall cause to be promptly and
                   ------------------
duly taken, executed, acknowledged or delivered all such further acts, conveyances, documents and assurances as the Lessor may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and the other Operative Documents and the transactions contemplated hereby and thereby (including, without limitation, the execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the Lessor may from time to time request to be filed or effected).

      SECTION 12.2 Tax Indemnity Agreement. Not later than the Lease
                   -----------------------
Commencement Date, the Lessee shall duly execute and deliver to Lessor the Tax Indemnity Agreement.

      SECTION 12.3 Financial and Other Information. During the Lease Term, the
                   -------------------------------
Lessee shall deliver to the Lessor and the Equity Participants the following:

            (a) Annual financial statements. Within one hundred twenty (120)
                ---------------------------
      days after the end of each fiscal year of the Lessee, copies of the balance sheet of the Lessee as of the end of such fiscal year and the related statements of income and changes in financial position for such fiscal year, prepared in conformity with generally accepted accounting principles consistently applied, accompanied by an audit report thereon by certified public accountants of recognized national standing selected by the Lessee, all in reasonable detail and setting forth in comparative form the corresponding figures for the preceding fiscal year;

            (b) Monthly financial statements. Within thirty (30) days after the
                ----------------------------
      end of each calendar month, an unaudited consolidated balance sheet of the Lessee and its subsidiaries as of the end of such month and unaudited consolidated statements of income, retained earnings and cash flows of the Lessee and its subsidiaries for the period commencing at the end of the preceding fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied with a Certificate of Chief Financial Officer in the form annexed as Exhibit F, wherein the chief financial officer of the Lessee duly certifies (subject to normal year-end audit adjustments) that such statements have been prepared in accordance with generally accepted accounting principles; provided; however, that after the IBJ Credit Termination Date the Lessee shall be required to deliver quarterly financial statements in lieu of such monthly financial statements;

            (c) Annual certificate. Within thirty (30) days after the end of
                ------------------
      each fiscal year of the Lessee, a Certificate executed by a Responsible Officer of the Lessee in the form annexed as Exhibit G, certifying that
      (i) the Equipment is in good operating condition; (ii) the Equipment is being maintained as required hereunder; and (iii) no Event of Loss has occurred with respect to any Item during the previous fiscal year; and

            (d) Other information. Such other information (financial or
                -----------------
      otherwise) relating to the affairs of the Lessee as the Lessor may reasonably request.

            Notwithstanding anything to the contrary herein contained, receipt by the Agent under the IBJ Credit Agreement of any of the financial information required under clauses (a) and (b) of this Section 12.3, shall be deemed to satisfy the obligations of such clauses.

                                  ARTICLE XIII

                    Loss, Destruction, Condemnation or Damage
                    -----------------------------------------

      SECTION 13.1 Replacement or Payment of Stipulated Loss Value on an Event
                   -----------------------------------------------------------
of Loss. If an Event of Loss shall occur with respect to any Item or Items, the
-------
Lessee shall give the Lessor and the Agent prompt written notice of such occurrence and the date thereof, and the Lessee at its option shall:

            (a) continue the Lease, without interruption, as if no such Event of Loss had occurred, purchase in Lessor's name equipment having a value and utility at least equal to such Item or Items replaced and provide to the Lessor appropriate documentation evidencing the Lessor's title to such Item or Items, which shall be free and clear of all Liens except Permitted Liens and which shall be in as good operating condition as such Item replaced and, in any case, in the condition required by the terms of this Lease; or

            (b) give the Lessor the date on which the Stipulated Loss Value for such Item or Items is payable pursuant to this Section 13.1, and shall pay the Stipulated Loss Value with respect to such Item or Items, determined as of the Rent Payment Date which is at least thirty (30) days following the occurrence of such Event of Loss (such Rent Payment Date to be referred to hereinafter as the "Determination Date"), plus (i) Basic Rent due as of the Determination Date; and (ii) Break Funding Costs, if any. Upon payment in full of such Stipulated Loss Value, Basic Rent and Break Funding Costs, if any, and all other Rent due or accrued through the date of payment, (i) the Lease Term for such Item or Items shall end; (ii) the obligations of the Lessee hereunder with respect to such Item or Items (other than any other such obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment; and (iii) the Lessor shall transfer to the Lessee AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, but free and clear of Lessor Liens and the lien of the Loan Agreement all right, title and interest of the Lessor in, to and under such Item or Items, together with all of the Lessor's right, title and interest, if any, in, to and under any warranty, claims, rights and causes of action (whether actual or potential) against Danieli-Wean with respect to such Item or Items. In the Event that an Item is not returned to the Lessor at the end of the Lease Term, if such Item is required to be returned under this Lease and an Event of Loss has occurred with respect to such Item, the Stipulated Loss Value applicable to such Item, shall be the Stipulated Loss Value in effect on the last day of the Lease Term.

      SECTION 13.2 Application of Other Payments on an Event of Loss. Any
                   -------------------------------------------------
payments (except for payments under insurance policies maintained other than pursuant to Article X of this Lease) received at any time by the Lessor or by the Lessee from any governmental authority or other Person (except the Lessee) as a result of the occurrence of an Event of Loss shall be applied as follows:

            (a) all such payments received at any time by the Lessee shall be promptly paid to the Lessor for application pursuant to the following provisions of this Section 13.2, except that so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, the Lessee may retain any amounts that the Lessor would at the time be obligated to reimburse or pay to the Lessee under the provisions of paragraph (b) or (c) below;

            (b) so much of such payments as shall not exceed the amount required to be paid by the Lessee pursuant to the first sentence of Section 13.1 hereof shall be applied in reduction of the Lessee's obligation to pay such amounts if not already paid by the Lessee or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts, unless a Lease Default or a Lease Event of Default shall have occurred and be continuing; and

            (c) the balance, if any, of such payments remaining thereafter shall be retained by the Lessor or paid by the Lessee to the Lessor, except that
      (i) any such payments remaining thereafter as may be attributable to the proceeds of insurance maintained by the Lessee; and (ii) any proceeds of requisition of use payments made by any governmental authority and attributable to the Equipment for a period equal to the Lease Term, shall be retained by the Lessee or paid by the Lessor to the Lessee.

      SECTION 13.3 Application of Payments Not Relating to an Event of Loss.
                   --------------------------------------------------------
Unless a Lease Default or a Lease Event of Default shall have occurred and be continuing, payments (except for payments under insurance policies maintained other than pursuant to Article X of this Lease) received at any time by the Lessor or the Lessee from any governmental authority or other Person with respect to any loss, condemnation, confiscation, or seizure of, or requisition of title to or use of, or damage to, the Equipment or any part thereof not constituting an Event of Loss shall be paid to or retained by the Lessee (except as otherwise provided in Article X hereof) and shall be applied as follows: first, directly in payment for repairs or replacement of the Equipment in
-----
respect of which such payment was received in accordance with the provisions of
Article X hereof, if not already paid for by the Lessee, or, if already paid for by the Lessee, shall be applied to reimburse the Lessee for such payment; and second, the balance remaining, if any, at the end of such payments remaining
------
thereafter as may be attributable to (x) the proceeds of insurance maintained by Lessee pursuant to Article X hereof or (y) amounts paid by any government authority with respect to any requisition of use of the Equipment during the Lease Term, shall be retained by the Lessee. The Lessee shall maintain records setting forth information relating to the receipt and application of such payments in accordance with this Section 13.3. Such records shall be kept on file by the Lessee at its offices and copies shall be provided to the Lessor upon request.

      SECTION 13.4 Other Dispositions. Notwithstanding the foregoing provisions
                   ------------------
of this Article XIII, so long as a Lease Default or a Lease Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to this Article XIII shall be paid to the Agent on behalf of the Lenders (or to the Lessor after the lien of the Loan Agreement shall have been released) as security for the obligations of the Lessee under this Lease and, at such time thereafter as no Lease Default or a Lease Event of Default shall be continuing, such amount shall be paid promptly to the Lessee unless the Lessor shall have theretofore declared this Lease to be in default pursuant to Section
18.1 hereof, in which event such amount shall be disposed of by the Lenders in accordance with the provisions of the Loan Agreement or by the Lessor in its sole discretion if the lien of the Loan Agreement shall have been released.

      SECTION 13.5 Special Event of Loss. If a Special Event of Loss shall
                   ---------------------
occur, then the Lessee shall give the Lessor and the Agent prompt written notice of such occurrence and upon receipt of payment of the Special Stipulated Loss Value, such payment shall be applied as provided in Section 2.7 of the Participation Agreement and the Basic Rent, Stipulated Loss Values, Termination Values and the percentage set forth in Section 5.1(b) hereof, shall be adjusted as provided in Section 10.7 of the Participation Agreement.

                                   ARTICLE XIV

                           Interest Conveyed to Lessee
                           ---------------------------

      SECTION 14.1 Interest Conveyed. This Lease is an agreement of lease and
                   -----------------
does not convey to the Lessee any right, title or interest in or to the Equipment except as a lessee.

      SECTION 14.2 Equipment as Personal Property.
                   ------------------------------

      (a) Personal property. Each Item is intended to be and shall be and at all
          -----------------
times shall remain separately identifiable personal property, severable from any real property on which it is located.

      (b) Separation from Personal Property. The Lessee shall not permit any
          ---------------------------------
Item to be attached to, installed in or used, stored or maintained with, any other personal property (except other Items) in such manner or under such circumstances that such

Item would become an accession to or confused with such other personal property.

      (c) Separation from Real Property. The Lessee shall not permit any Item to
          -----------------------------
be attached to, installed in or used, stored or maintained with, any real property in such manner or under such circumstances that any Person would acquire any rights in such Item paramount to or ratable with the rights of the Lessor, the Agent on behalf of the Lenders or the Lenders by reason of such Item being deemed to be real property or a fixture thereon unless the Lessee has complied with the provisions of Section 6.1(1) of the Participation Agreement. The Lessee will not enter into or be a party to any lease or mortgage of any real property on which any Item is or is to be located, unless (i) such lease or mortgage permits (or such lessor or mortgagee otherwise consents to in writing) the operation of such Item and the removal of such Item at any time free and clear of any lien on the part of the lessor or mortgagee of such property and shall be subordinate to the rights of the Lessor, the Agent on behalf of the Lenders or the Lenders and their respective successors and permitted assigns under this Lease; or (ii) the Lessee has complied with the provisions of Section 6.1(1) of the Participation Agreement.

      (d) Severance and Waiver Agreement. On the Initial Closing, (i) the Lessee
          ------------------------------
executed and delivered the Severance and Waiver Agreement with respect to Equipment installed on the Lessee's Premises; and (ii) the Lessee complied with the Initial Closing Date Conditions Precedent set forth in Section 5.1(o) and
(p) of the Participation Agreement.

                                   ARTICLE XV

                Restrictions on Assignment and Sublease; Location
                -------------------------------------------------

      SECTION 15.1 ASSIGNMENT AND SUBLEASE. EXCEPT AS PROVIDED IN SECTION 21.3
                   -----------------------
HEREOF AND SECTION 8.1 OF THE PARTICIPATION AGREEMENT, THE LESSOR MAY NOT ASSIGN ANY OF ITS RIGHT, TITLE OR INTEREST IN, TO OR UNDER THIS LEASE, PROVIDED, THAT, SUBJECT TO SECTION 8.1 OF THE PARTICIPATION AGREEMENT, UPON PAYMENT IN FULL OF THE NOTES, THE LESSOR MAY ASSIGN, SELL, TRANSFER AND/OR GRANT A SECURITY INTEREST IN, THIS LEASE, ANY LEASE SUPPLEMENT AND/OR ANY OF THE EQUIPMENT, WITH THE PRIOR WRITTEN CONSENT OF THE LESSEE, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, AND UPON SUCH CONSENT, AND SUCH ASSIGNEE, TRANSFERRED OR SECURED PARTY SHALL HAVE ALL RIGHTS OF THE LESSOR OR A SECURED PARTY OF THE LESSOR, AS THE CASE MAY BE, HEREUNDER, AND THE LESSOR SHALL PAY ANY REASONABLE OUT-OF-POCKET COSTS AND EXPENSES OF LESSEE IN CONNECTION THEREWITH. THE LESSEE MAY NOT SUBLEASE THE EQUIPMENT OR ANY PART THEREOF OR ASSIGN ANY OF ITS RIGHTS OR INTEREST HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR AND THE AGENT ON BEHALF OF THE LENDERS, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED; PROVIDED, HOWEVER, THAT (I) ANY

SUCH PERMITTED SUBLEASE OR ASSIGNMENT SHALL NOT RELEASE THE LESSEE FROM ANY OF ITS OBLIGATIONS OR LIABILITIES OF ANY NATURE WHATSOEVER ARISING UNDER ANY OF THE OPERATIVE DOCUMENTS; (II) ANY SUCH PERMITTED SUBLEASE OR ASSIGNMENT SHALL BE EXPRESSLY SUBJECT TO AND SUBORDINATE TO THIS LEASE; (III) NO SUCH SUBLEASE OR ASSIGNMENT SHALL BE PERMITTED IF A LEASE DEFAULT OR LEASE EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING; AND (IV) NO SUCH SUBLEASE OR ASSIGNMENT SHALL BE PERMITTED IF IT HAS MATERIAL ADVERSE TAX CONSEQUENCES TO THE LESSOR. THESE PROVISIONS SHALL BE BINDING ON ANY SUBSEQUENT ASSIGNEE OR SUBLESSEE OF THE LESSEE'S OR THE LESSOR'S RIGHTS OR INTEREST HEREUNDER. THE RIGHTS AND OBLIGATIONS OF THE LESSOR AND THE LESSEE HEREUNDER SHALL INURE TO THE BENEFIT OF, AND BE BINDING UPON, THE PERMITTED SUCCESSORS AND ASSIGNS OF THE LESSOR AND THE LESSEE, RESPECTIVELY.

      SECTION 15.2 Location. The Lessee shall not remove, or permit to be
                   --------
removed, the Equipment, any Item or any Part thereof without the prior written consent of the Lessor, except that the Lessee or any other Person may remove (i) in accordance with the provisions of Section 9.5 hereof, any Part with respect to which title has passed to or remained with the Lessee, or such Person as provided in Section 9.4 hereof; (ii) the Equipment, if title to the Equipment shall have passed to the Lessee in accordance with the provisions of Article V or Article VI or Section 13.1 hereof; or (iii) any Part in accordance with the provisions of Section 9.2 hereof.

                                   ARTICLE XVI

                             Inspection and Notices
                             ----------------------

      SECTION 16.1 Condition and Operation. The Agent, on behalf of the Lenders,
                   -----------------------
and the Lessor and their authorized representatives (the "Inspecting Parties"), at their own expense and risk, may inspect the Equipment and Lessee's records pertaining to the Equipment without disturbing Lessee's operations in any unreasonable way and in compliance with the Lessee's security and safety restrictions. Lessee agrees to make a good faith effort to make the Equipment and records available for such inspections. After a Lease Event of Default has occurred and is continuing or after the Lessee has given notice of a termination pursuant to Article VI or has failed to exercise its purchase options under
Article V one hundred eighty (180) days prior to the end of the Lease Term, the Inspecting Parties, at their expense and risk, and at any time, may also inspect the books and records of the Lessee relating to the Equipment and make copies and abstracts therefrom. The Lessee shall furnish to the Inspecting Parties statements accurate in all material respects regarding the condition and state of repair of the Equipment, all at such times and as often as may be reasonably requested. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry and none of the Inspecting Parties shall incur any liability or obligation by reason of not making any such inspection or inquiry. To the extent permissible, the Lessee shall prepare and file in timely fashion, or, where the Lessor shall be required to file, the Lessee shall prepare and deliver to the Lessor within a reasonable time prior to the date for filing, any reports with respect to the condition or operation of the Equipment that shall be required to be filed with any Federal, state or other governmental or regulatory authority.

      SECTION 16.2 Liability. The Lessee, promptly after obtaining knowledge
                   ---------
thereof, shall give prompt written notice, in substantially the form annexed as Exhibit C, to the Lessor, the Equity Participants and the Agent of each accident likely to result in material damages, or claims for material damages against the Lessee or any such Person, with respect to the Equipment in excess of Two Hundred Fifty Thousand Dollars ($250,000) and occurring in whole or in part (whenever asserted) during the Lease Term, and on request shall furnish to the Lessor and the Agent information as to the time, place and nature thereof, the names and addresses of the parties involved, any Persons injured, witnesses and owners of any property damaged, and such other information as may be known to it, and shall promptly upon request furnish the Lessor and the Agent with copies of all correspondence, papers, notices and documents whatsoever received by the Lessee in connection therewith.

      SECTION 16.3 Liens. The Lessee, promptly and in no event later than 10
                   -----
days after it shall have obtained knowledge thereof, shall give prompt, written notice, in substantially the form annexed as Exhibit D, to the Lessor and the Agent, of the attachment of any Lien that it shall be obligated to discharge or eliminate pursuant to Article VIII hereof and the full particulars thereof (including the means by which the Lessee proposes to remove said Lien) unless the same shall have been removed or discharged by the Lessee.

      SECTION 16.4 Change of Principal Place of Business. The Lessee shall give
                   -------------------------------------
a written notice, in substantially the form annexed as Exhibit E, to the Lessor and the Agent of the change of the Lessee's principal place of business, within thirty (30) days of such change.

      SECTION 16.5 Identification Marks. The Lessee shall not allow the name of
                   --------------------
any Person to be placed upon any Item as a designation which might be interpreted as indicating a claim of ownership thereof or a security interest therein by any Person other than the Lessor, any permitted assignee of the Lessor or the Agent.

                                  ARTICLE XVII

                                Events of Default
                                -----------------

      The following events shall constitute Lease Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order or any court or any order, rule or regulation of any administrative or governmental body):

            (a) the Lessee shall fail to make any payment of Basic Rent when due;

            (b) the Lessee shall fail to make any payment of Supplemental Rent (including payments of Stipulated Loss Values and Termination Values) or any other amount payable hereunder within ten (10) Business Days after written notice of such failure from the Lessor or the Lender;

            (c) the Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under Section 10.1, 10.2 or 15.1 hereof and such failure shall continue unremedied for a period of ten (10) Business Days after written notice thereof from the Lessor;

            (d) the Lessee shall fail to perform or observe any covenant, condition or agreement (not included in clause (a), (b) or (c) of this Article XVII) to be performed or observed by it hereunder or under any other Operative Document (including, without limitation, the covenants and agreements of the Lessee set forth in Article VI of the Participation Agreement), or under any document delivered by the Lessee in accordance with any Operative Document (other than the Tax Indemnification Agreement), and such failure shall continue unremedied for a period of thirty (30) Business Days after written notice thereof from the Lessor; provided, however, that such failure shall not constitute an Event of Default for a period of six (6) months from the date of such written notice if, and so long as during such six-month period the Lessee is diligently attempting to cure such failure and so long as such failure shall not involve any danger of the sale, forfeiture or loss of any part of the Equipment, title thereto or any interest therein and shall not interfere with the use or disposition of the Equipment or the payment of Rent;

            (e) the filing by the Lessee of any petition commencing dissolution or liquidation of the Lessee by the Lessee of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Lessee shall have consented to the entry of an order for relief in an involuntary case under any such law, or the failure of the Lessee generally to pay its debts as such debts become due (within the meaning of the Bankruptcy Reform Act of 1978, as amended), or the failure by the Lessee promptly to satisfy or discharge any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Lease, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for the Lessee or any substantial part of its property, or a general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the Lessee shall have taken any corporate action in furtherance of any of the foregoing; or the filing against the Lessee of an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within ninety (90) days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against the Lessee for reorganization, composition, extension or arrangement with creditors which either (i) results in a finding or adjudication of insolvency of the Lessee; or (ii) is not dismissed within ninety (90) days of the date of the filing of such petition (the term "dissolution or liquidation" of the Lessee as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, unless the conditions permitting such actions contained in Article VII of the Participation Agreement are not satisfied;

            (f) the Lessee shall default in the payment of money in excess of Five Million Dollars ($5,000,000) under any lease, loan or other instrument for borrowed money (including, without limitation, under the IBJ Credit Agreement);

            (g) the Lessee shall cease to exist for any reason;

            (h) a judgment for the payment of money in excess of Five Million Dollars ($5,000,000), which is not covered by insurance, shall be rendered against the Lessee and such judgment shall remain in force undismissed, unstayed, unbonded or unvacated for a period of thirty (30) consecutive days after the date of entry;

            (i) any of the Operative Documents shall for any reason cease to be in full force and effect, except for those Operative Documents which have been performed in accordance with their terms; or

            (j) any representation or warranty by the Lessee in any Operative Document (other than the Tax Indemnification Agreement) or in any certificate or document delivered pursuant thereto shall have been materially false when made and, if capable of curing, is not cured within thirty (30) days after written notice.

                                  ARTICLE XVIII

                                   Enforcement
                                   -----------

      SECTION 18.1 Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor, at its option, by notice to the Lessee, may declare this Lease to be in default, and at any time then or thereafter the Lessor may do one or more of the following as the Lessor in its sole discretion shall determine:

            (a) the Lessor, by notice to the Lessee, may rescind or terminate this Lease;

            (b) the Lessor may demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Equipment promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles IX and XI hereof as if the Equipment were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith; and thereupon the Lessor either (i) may enter upon the property of the Lessee and take immediate possession of (to the exclusion of the Lessee) the Equipment or remove the Equipment or both, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or for any proceeds arising from the disposition thereof, or otherwise; or (ii) may enter the Facility under the License, take immediate possession (to the exclusion of the Lessee) of the Equipment and store the Equipment therein, as provided in the License;

            (c) the Lessor may sell all or any part of the Equipment at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by paragraph (f) below if the Lessor shall elect to exercise its rights thereunder) in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of receipt of payment from such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Basic Rent is to be included in computations under paragraph (e) or (f) below if the Lessor shall elect to exercise its rights thereunder);

            (d) the Lessor may hold, keep idle or lease to others all or any part of the Equipment as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee's obligation to pay Basic Rent with respect to the Equipment for periods commencing after the Lessee shall have been deprived of use of the Equipment pursuant to this paragraph (d) shall be reduced by the net proceeds, if any, received by the Lessor from leasing the Equipment to any Person other than the Lessee for the same periods or any portion thereof;

            (e) the Lessor, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clause (b),
      (c) or (d) above with respect to the Equipment, may demand, by written notice to the Lessee specifying a payment date which shall be a Rent Payment Date not earlier than ten (10) days after the date of such notice, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent for the Equipment due after the payment date specified in such notice), any unpaid Basic Rent for the Equipment due through the payment date specified in such notice, plus Break Funding Costs, if any, plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from the payment date specified in such notice to the date of actual payment):

                  (i) an amount equal to the excess, if any, of the Stipulated
            Loss Value of the Equipment,
            computed as of the payment date specified in such notice, over the Fair Market Sales Value of the Equipment as of the payment date specified in such notice (such Fair Market Sales Value to be determined by mutual agreement of the Lessor and the Lessee or if they cannot agree within ten (10) days after such notice by the Appraisal Procedure);

                  (ii) an amount equal to (A) the excess, if any of such
            Stipulated Loss Value over the sum of (A) the net proceeds of a sale of any of the Equipment pursuant to clause (c) above which has occurred prior to the date of payment of the amount due hereunder (although the Lessor has no obligation whatsoever to exercise any right pursuant to clause (c) above) and (B) if any of the Equipment has not been sold pursuant to clause (c) above, the Fair Market Sales Value of such Equipment pursuant to clause (i) above;

            (f) if the Lessor shall have sold all the Equipment pursuant to paragraph (c) above, the Lessor, in lieu of exercising its rights under paragraph (e) above, if it shall so elect, may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Rent Payment Date following the date of such sale), any unpaid Basic Rent for the Equipment due through such Rent Payment Date, plus Break Funding Costs, if any, plus the amount of any deficiency between the net proceeds of such sale and the Stipulated Loss Value of the Equipment, computed as of such Rent Payment Date, together with interest at the Overdue Rate on the amount of such Rent and such deficiency from the date of such sale until the date of payment and discharge of the Notes with any funds realized pursuant to this Section 18.1(f); or

            (g) the Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action or actions either at law or in equity to enforce the terms hereof or to recover damages for the breach thereof.

      SECTION 18.2 Survival of Lessee's Obligations. No termination of this
                   --------------------------------
Lease, in whole or in part, or repossession of any of the Equipment or exercise of any remedy under Section 18.1 hereof, except as specifically provided therein, shall relieve the Lessee of any of its liabilities and obligations hereunder. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all legal fees and other costs and expenses incurred by the Lessor and the Lenders by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor's remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Equipment in the manner and condition required by, and otherwise in accordance with the provisions of, Articles IX and XI hereof as if such Equipment were being returned at the end of the Lease Term. At any sale of the Equipment or any part thereof or any other rights pursuant to Section 18.1 hereof, the Lessor or the Agent on behalf of the Lenders may bid for and purchase such property.

      SECTION 18.3 Remedies Cumulative. To the extent permitted by, and subject
                   -------------------
to the mandatory requirements of, applicable law, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or to be an acquiescence therein. No express or implied waiver by the Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require the Lessor to sell, lease or otherwise use the Equipment or part thereof in mitigation of the Lessor's damages upon the occurrence of a Lease Event of Default or that may otherwise limit or modify any of the Lessor's rights or remedies under this
Article XVIII.

      SECTION 18.4 Storage Agreement. The Lessee hereby grants to the Lessor the
                   -----------------
right to store the Equipment in the Facility for a period of eighteen (18) months following a Lease Event of Default and exercise of any remedy under this
Article XVIII at no cost to the Lessor. During such storage period, the Lessor shall have the right to enter the Lessee's Premises and the Facility during regular business hours to inspect and/or remove the Equipment.

                                   ARTICLE XIX

                           Right to Perform for Lessee
                           ---------------------------

      During the continuance of a Lease Event of Default, if the Lessee shall fail to perform or comply with any of its agreements contained herein, the Lessor may perform or comply with such agreement, and the amount of such payment and the amount of the expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand. Without limitation on the foregoing, the Lessee hereby acknowledges that if it fails to maintain insurance as required under Article X then the Lessor shall have the right to obtain insurance coverage which so complies with such Article and that the Lessee shall be estopped from asserting as a defense to any demand for reimbursement by the Lessor of the cost of such alternate insurance that such alternate insurance could have been obtained at a lower cost.

                                   ARTICLE XX

                                   Indemnities
                                   -----------

      SECTION 20.1 General Indemnity.
                   -----------------

      (a) Payment of Indemnified Expenses by Lessee. Whether or not any of the
          -----------------------------------------
transactions contemplated by the Operative Documents shall be consummated (unless such transactions are consummated and any of the items hereinafter described shall constitute Transaction Costs), the Lessee shall pay, and shall indemnify and hold harmless each Indemnitee from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal fees and expenses, of whatsoever kind and nature (herein collectively referred to as "Indemnified Expenses" and individually as an "Indemnified Expense"), imposed on, incurred by or asserted against any Indemnitee (whether because of an action or omission by such Indemnitee or otherwise), in any way relating to or arising out of (i) the Operative Documents, the Notes or the participation of the Lessor, or payments made pursuant thereto or any other transactions contemplated by the Operative Documents; (ii) the manufacture, financing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, lease, sublease, re-lease, preparation, installation, storage, maintenance, repair, transportation, transfer of title, abandonment, possession, rental, use, operation, condition, return, sale or other disposition or other application of all or any part of any interest in the Equipment, including without limitation
(A) claims or penalties arising from any violation of law or based upon liability in tort (strict or otherwise) or from the active or passive negligence of any Indemnitee, (B) loss of or damage to any property or the environment or death or injury to any Person, (C) latent or other defects, whether or not discoverable, and (D) any claim for patent, trademark or copyright infringement relating to the Equipment, the Overall Transaction or any process, method or product used or produced by the Lessee by operation of the Equipment; (iii) the sale or other disposition of the Equipment or any part thereof after a Lease Event of Default, an Event of Loss, a termination of the Lease pursuant to Article XVIII or a purchase by the Lessee pursuant to Article VI; (iv) the presence, handling, use or storage of any Hazardous Substance or Hazardous Condition on, in, under or around Lessee's Premises, or the transportation of any Hazardous Substance to or from Lessee's Premises, including without limitation any Release, spill, discharge, emission, migration or disposal, whether on- or off-site, of any Hazardous Substance; or
(v) violation or claim of violation of any laws for the protection of human health or safety or the environment, including Environmental Law(s), in connection with use or operation of Lessee's Premises or any equipment or facilities used in connection therewith.

      Without limitation of the foregoing, whether or not any of the transactions contemplated by the Operative Documents shall be consummated (except to the extent that any of the items hereafter described shall constitute Transaction Costs, the Lessee shall pay all reasonable costs and expenses incurred by any Indemnitee in connection with (i) a Lease Default or Lease
Event of Default; (ii) the entering into or giving or withholding of any amendments, supplements, waivers or consents with respect to any Operative Document requested by the Lessee; or (iii) any Event of Loss, or any prepayment of the Notes.

      (b) Exceptions. The indemnities contained in Section 20.1(a) hereof with
          ----------
regard to any particular Indemnitee shall not extend to any Indemnified Expense
(i) resulting directly from the willful misconduct or gross negligence of any Indemnitee (other than willful misconduct or gross negligence imputed to such Indemnitee solely by reason of its interest in the Equipment); (ii) resulting solely from the breach by any Indemnitee of any of its representations, warranties or covenants in any of the Operative Documents; (iii) unless a Lease Event of Default shall have occurred and be continuing, and the Lessor or the Agent on behalf of the Lenders shall be exercising remedies with respect thereto, to the extent such Indemnified Expense shall relate to acts or events not attributable to the Lessee that occur upon the expiration of the Lease Term after the Equipment has been purchased by the Lessee or returned to the Lessor and the Lease has been terminated; (iv) so long as no Lease Event of Default shall have occurred and be continuing, to the extent attributable solely to the disposition or attempted disposition of the Equipment or any interest thereof, by or on behalf of any Indemnitees, other than a sale, transfer or other disposition of the Equipment pursuant to Articles VI, XIII or XVIII hereof or as required by any Operative Document; (v) constituting Fees, Taxes or Other Charges, indemnification of which is the subject of the Tax Indemnification Agreement; or (vi) which does not constitute an out-of-pocket expense of the Indemnitee. Nothing in Section 20.1(a) hereof shall be deemed to create or constitute a guaranty by the Lessee of the payment by the Lessor of the principal of or the premium, if any, or interest on the Notes.

      (c) Notice. If any party entitled to indemnity under this Section 20.1 or
          ------
the Lessee shall have received written notice of any liability indemnified against under this Section 20.1, it shall give prompt notice thereof to the Lessee, or the party entitled to be indemnified, as the case may be. The failure to give such notice shall not affect any obligation under this Section 20.1, provided, however, that any Indemnitee so failing to give notice shall indemnify the Lessee for all direct damages proximately caused by such failure. In case any action, including any investigatory proceeding, shall be brought against, or commenced with respect to, any Indemnitee in respect of which the Lessee is required to indemnify such Indemnitee pursuant to the provisions of this Section 20.1, the Lessee shall have the right to assume the defense thereof, including the employment of counsel satisfactory to such Indemnitee and the payment of all expenses. In the event the Lessee assumes the defense of any such action, any Indemnitee shall have the right to employ separate counsel in such action and participate therein, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel has been specifically authorized by the Lessee; (ii) the named parties to such action (including any impleaded parties) include both such Indemnitee and the Lessee and representation of such Indemnitee and the Lessee by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them; or (iii) the counsel employed by the Lessee and satisfactory to such Indemnitee has advised such Indemnitee, in writing, that such counsel's representation of such Indemnitee would be likely to involve such counsel in representing differing interests which could adversely affect either the judgment or loyalty of such counsel to such Indemnitee, whether it be a conflicting, inconsistent, diverse or other interest (in which case the Lessee shall not have the right to assume the defense of such action on behalf of such Indemnitee; it being understood, however, that in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Lessee shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and of any local counsel retained by said firm, at any one time for each such Indemnitee, which firm shall be designated in writing by such Indemnitee). Settlement of any such action may not be made without the consent of the Indemnitee entitled to indemnity for the claim from which such action arose. The Lessee shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Lessee or if there be a final judgment, beyond further review or appeal, in any such action, the Lessee agrees to indemnify and hold harmless any Indemnitee from and against any loss or liability by reason of such settlement or judgment.

      (d) Supplemental Rent. The Lessee covenants and agrees to pay, as
          -----------------
Supplemental Rent, all amounts under this Section 20.1 on demand by the relevant Indemnitee.

      SECTION 20.2 Federal Tax Indemnities. The Lessee agrees with the Lessor to
                   -----------------------
comply with and to pay directly to the Lessor, as Supplemental Rent, all amounts payable by it under the Tax Indemnification Agreement, which provisions are hereby incorporated herein by this reference as fully as if set forth in full at this place.

      SECTION 20.3 Fees, Taxes and Other Charges.
                   -----------------------------

      (a) Payment by Lessee. (1) The Lessee hereby agrees to pay and assume
          -----------------
liability for, and on written demand to indemnify, protect, defend, save and hold harmless on an after-tax basis each Indemnitee from and against, any and all governmental or quasi-governmental fees (including without limitation license and registration fees), taxes (including without limitation gross receipts, franchise, sales, use, property, excise, real or personal, tangible or intangible, interest equalization and stamp taxes), assessments, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax or interest thereon ("Fees, Taxes and Other Charges") imposed against any Indemnitee, the Lessee or the Equipment or any portion thereof by any Federal, state or local government or taxing authority in the United States of America or by any foreign government or any subdivision or taxing authority thereof, upon or with respect to (i) the Equipment or any portion thereof or interest therein, (ii) the manufacture, financing, construction, preparation, installation, purchase, ownership, acquisition, acceptance, rejection, delivery, non-delivery, possession, re-leasing, rental, use, operation, transportation, leasing, subleasing, condition, maintenance, repair, sale, transfer of title, return, abandonment, or other application or disposition of the Equipment or any portion thereof, (iii) the rental payments, receipts, earnings or profits arising from the Equipment or any portion thereof or interest therein or payable pursuant to this Lease, (iv) interest, principal and other amounts payable on the Notes or any other indebtedness secured by the Equipment and the payment thereof pursuant to the Notes and any other indebtedness secured by the Equipment, (v) the Operative Documents or the issuance of the Notes or any instrument contemplated by the Operative Documents, or (vi) otherwise with respect to or in connection with the Overall Transaction.

      (2) Without prejudice to the provisions of the Tax Indemnification Agreement and notwithstanding anything in the foregoing, the provisions of this
Section 20.3 shall not apply to:

            (i)   United States Federal income tax;

            (ii) Fees, Taxes and Other Charges on, or measured in whole or in part by, the net or gross income of an Indemnitee imposed by the United States or by any state or local taxing authority in the United States (in each case, except to the extent such Fees, Taxes and Other Charges are in the nature of sales, use, license, ad valorem or property taxes);

            (iii) Fees, Taxes and Other Charges on, or measured in whole or in part by the franchise, capital, conduct of business, net worth or tax preference of an Indemnitee and imposed by the United States or any state or local taxing authority in the United States (other than such a tax imposed by the state taxing jurisdiction in which the principal place of business of the Lessor is located or any other state in which the Equipment may be located) and not described in (ii) above; provided, however, that this clause shall not apply to the extent that (i) any such Fees, Taxes and Other Charges are in the nature of sales, use, license, ad valorem or property taxes, or (ii) the amount of such Fees, Taxes or Other Charges exceeds the amount of Fees, Taxes or Other Charges that would have been imposed solely as a result of activities of an Indemnitee unrelated to the Overall Transaction and not involving the Equipment;

            (iv) Fees, Taxes or Other Charges imposed by any foreign taxing authority other than Fees, Taxes or Other Charges imposed by a foreign taxing authority as a result of or in connection with the presence, location, use or operation of the Equipment in such foreign jurisdiction, the presence of any Lessee Person in such foreign jurisdiction or any Lessee Person engaging in activities in or otherwise maintaining contact with such foreign jurisdiction;

            (v) Fees, Taxes and Other Charges to the extent on, levied on, or measured by, any fees or compensation received by an Indemnitee for services rendered in connection with the Overall Transaction;

            (vi)  Fees, Taxes and Other Charges that are included in Lessor's
      Cost;

            (vii) Fees, Taxes or Other Charges which result from any Indemnitee being engaged in activities in, or otherwise maintaining contact with, the jurisdiction imposing such Fees, Taxes or Other Charges, in each case if unrelated to the Overall Transaction and not involving the Equipment.

            (viii) so long as no Lease Default or Lease Event of Default has occurred and is continuing, Fees, Taxes or other Charges imposed as a result of the voluntary sale, transfer, assignment or other disposition (it being understood that any transfer attributable directly or indirectly to any substitution, replacement, removal, modification or addition made by any Lessee Person is not voluntary) of any interest in any Note or the Equipment by an Indemnitee;

            (ix) Fees, Taxes or Other Charges imposed solely with respect to any period after the end of the Lease Term unless a Lease Event of Default has occurred and is continuing, provided that the exclusion set forth in this clause (ix) shall not apply to any Fees, Taxes or Other Charges resulting from events or circumstances occurring or matters arising prior to or simultaneously with the end of the Lease Term or the exercise by the Lessee of its rights under Article V of the Lease;

            (x) Fees, Taxes or Other Charges imposed as the result of any transfer or disposition of any interest in the Equipment or any Note by any Indemnitee resulting from bankruptcy or other proceedings for the relief of debtors (voluntary or involuntary) in which the transferor is the debtor unless such transfer or disposition is pursuant to or arises in connection with a Lease Default or Lease Event of Default or Event of Loss or shall result from or in connection with the failure of Lessee to abide by or perform any of its obligations under the Operative Documents;

            (xi) Fees, Taxes and Other Charges imposed solely as a result of the willful misconduct or gross negligence of the Indemnitee other than willful misconduct or gross negligence imputed to such Indemnitee by reason of such Indemnitee's participation in the Overall Transaction;

            (xii) Fees, Taxes and Other Charges imposed solely as a result of the breach of any representation, warranty or covenant to the Lessee contained in the Operative Documents, but only if such breach is not attributable to any act or omission of any Lessee Person or any breach or inaccuracy of any representation, warranty or covenant of any Lessee Person; or

            (xiii) Fees, Taxes and Other Charges (other than California Taxes) in the nature of withholding taxes

      (other than California Withholding Taxes) imposed on or with respect to payments required pursuant to the Operative Documents.

      (3) The Lessee shall provide (at its own expense) such information as may be reasonably requested by an Indemnitee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by this Lease. If any return, statement, report or other document (a "Report") is required by law to be made or filed with respect to any Fees, Taxes and Other Charges which the Lessee is required to pay under this Section 20.3, the Lessee shall notify the affected Indemnitee of such requirement and

            (i) To the extent permitted by law (unless otherwise directed by the Indemnitee in writing) or required by law, make and file in the Lessee's own name such Report in such manner as will show the interest of the Indemnitee in the Equipment in a manner satisfactory to the Indemnitee and furnish the Indemnitee with a copy of such Report, or

            (ii) If such Report is required to be in the name of or filed by the Indemnitee (unless otherwise directed by the Indemnitee in writing), prepare and furnish such Report for filing by the Indemnitee in such manner as shall be satisfactory to the Indemnitee and send the same to the Indemnitee for filing not later than 15 days prior to the due date (including any extensions thereof), or

            (iii) If such Report is required to reflect items in addition to Fees, Taxes and Other Charges which Lessee is required to pay under this
      Section 20.3 (as reasonably determined by the Indemnitee), provide the Indemnitee with information within a reasonable time and in such form as shall be reasonably acceptable to the Indemnitee, sufficient to permit such information to be reviewed, and such Report to be properly made and timely filed, by the Indemnitee.

The Lessee shall hold each Indemnitee harmless from and against any liabilities (including, but not limited to, penalties, additions to tax, fines and interest) arising out of any insufficiency or inaccuracy of any such Report or any failure to file any such Report in a timely manner if such insufficiency, inaccuracy or failure is attributable to the Lessee. Each Indemnitee agrees that it will promptly forward to the Lessee any notice, bill or any advice received by it concerning any such Fees, Taxes and Other Charges and will, at Lessee's expense, use its reasonable best efforts and take such lawful and reasonable steps as may be proposed by the Lessee in writing to minimize any of the same for which the Lessee is responsible under this Section 20.3.

      (4) The amount which the Lessee shall be required to pay to or for the account of any Indemnitee with respect to any Fees, Taxes and Other Charges which are subject to indemnification under this Section 20.3 shall be an amount sufficient to restore the Indemnitee to the same position the Indemnitee would have been in had such Fees, Taxes and Other Charges not been incurred or imposed. If the payment by the Lessee under this Section 20.3 of an amount equal to such Fees, Taxes and Other Charges would be more or less than the amount which would be required to make such Indemnitee whole as a result of any tax effect to an Indemnitee in connection with such payment of such Fees, Taxes or Other Charges, including, without limitation (i) the inclusion of any payment to be made by the Lessee under this Section 20.3 in the taxable income of any Indemnitee in one year and the deduction of the Fees, Taxes and Other Charges with respect to which such payment is made from the taxable income of such Indemnitee in a different year, (ii) the nondeductibility of such Fees, Taxes and Other Charges from the taxable income of such Indemnitee or (iii) the anticipated realization by such Indemnitee in a different year of tax benefits resulting from the transaction giving rise to such Fees, Taxes and Other Charges, the amount of the indemnity to be paid by the Lessee shall be adjusted to an amount which (after taking into account all tax effects on such Indemnitee, any loss of use of money resulting from differences in timing between the inclusion of such indemnity in the taxable income of such Indemnitee and the anticipated realization by such Indemnitee of tax benefits resulting from the transaction to which such indemnity is related and the present value of any anticipated future tax benefits to be realized by such Indemnitee as a result of deducting such Fees, Taxes and Other Charges or as a result of the transaction giving rise thereto) will be sufficient to place the Indemnitee in the same position such Indemnitee would have been in had such Fees, Taxes and Other Charges not been imposed. All computations for purposes hereof shall be based on tax rates in effect on the date payment pursuant to this Section 20.3 is made. Computations involving the loss of use of money or calculations of present value shall be based on the Prime Rate as adjusted for applicable income tax effects and compounded semi-annually on the Rent Payment Dates. In the case of any dispute with regard to the computations made pursuant to this paragraph procedures similar to those described in Section 6 of the Tax Indemnification Agreement will be utilized to resolve such dispute. Each Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim all tax benefits available with respect to items referred to herein. This paragraph (4) also shall apply, mutatis mutandis, for the purpose of determining the amount which the Lessee shall be required to pay to or for the account of any Indemnitee with respect to any Indemnified Expenses which are subject to indemnification under Section 20.1 hereof.

      (b) Refunds. If any Indemnitee shall obtain a refund or credit of all or
          -------
any part of any Fees, Taxes and Other Charges, payment of or indemnity for which shall have been made by the Lessee pursuant to this Section 20.3, such Indemnitee shall, unless a Lease Default or a Lease Event of Default shall have occurred and be continuing, promptly pay to the Lessee (i) the amount of such refund or credit (together with any interest paid to such Indemnitee with respect to such refund or credit) plus (ii) an amount equal to all tax benefits realized by such Indemnitee as the result of the payment of the amounts referred to in clause (i) above and this clause (ii).

      (c) Withholding. Lessee agrees that all payments by or on behalf of Lessee
          -----------
(including without limitation any amounts paid as Rent and Supplemental Rent) shall be made free and clear of, and without deduction for, any and all California Withholdings (and, in the event any withholding is required or imposed, the Lessee shall pay, at the time it is required to make any such payments upon which such withholding is required or imposed, an additional amount such that the net amount actually received will, after reduction for any such withholding, equal the full amount of the payment due absent such withholding) and any such payment shall be free of expense for collection or other charges associated with such withholding; provided, however, that Lessee's obligations under this Section 20.3(c) shall not apply to the extent that such California Withholding Tax is imposed upon or with respect to a transferee of Equity Participants, Lenders or Lessor and would not have been imposed upon or with respect to Equity Participants, Lenders or Lessor, respectively. In the event that Lessee pays any California Withholding Tax pursuant to this Section 20.3(c) which Lessee is not obligated to indemnify against under the Operative Documents, then the party benefiting from such payment by or on behalf of Lessee ("Payee") shall reimburse Lessee for such amount of California Withholding Tax paid by Lessee within the earlier of (i) ninety (90) days after the date that Payee files the California income tax return that should reflect such California Withholding Tax (or, if earlier, the last day such return could be filed after taking into account extensions); and (ii) thirty (30) days after the date Payee receives a refund of California income taxes that it would not have received but for the payment of such California Withholding Taxes.

      SECTION 20.4 Survival. The obligations of the Lessee under Sections 20.1,
                   --------
20.2 and 20.3 shall survive the termination of this Lease and are expressly made for the benefit of and shall be enforceable by any Indemnitee, separately or together, without declaring this Lease to be in default and notwithstanding any assignment by the Lessor of this Lease or any of its rights hereunder. The extension of applicable statutes of limitations by an Indemnitee or the Lessee shall not affect the survival of the Lessee's or any Indemnitee's obligations, as the case may be, under any of such Sections. The obligations of the Indemnitees under this Article XX shall survive the termination of this Lease. All payments required to be paid pursuant to Sections 20.1, 20.2 and 20.3 shall be made directly to, or as otherwise requested by, the Indemnitee entitled thereto, upon written demand by such Indemnitee. All such written demands shall specify the amounts payable and the facts upon which the right to indemnification is based.

                                   ARTICLE XXI

                                  Miscellaneous
                                  -------------

      SECTION 21.1 Further Assurances. The Lessee shall cause the Operative
                   ------------------
Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded and/or filed and rerecorded and/or refiled in each jurisdiction as and to the extent required by law in order to, and shall take such other actions as may from time to time be necessary to, establish, perfect and maintain (i) the Lessor's right, title and interest in and to the Equipment, not subject to any Liens except Permitted Liens; (ii) for the benefit of the Lenders and other holders of Notes, the first mortgage lien and first priority security interest in the Collateral provided for in the Loan Agreement including any Parts made subject to this Lease or the Loan Agreement pursuant to Section 9.2 hereof or Section 2.10 of the Participation Agreement; and (iii) each of the other rights and interests created by the Loan Agreement or by any other Operative Document in the Lessor, the Agent, the Lenders or any holder of a Note. The Lessee will promptly and duly execute and deliver to each of the Lessor, the Agent and the Lenders such documents and assurances and take such further action as the Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor, to establish, perfect and maintain the Lessor's right, title and interest in and to the Equipment and, for the benefit of the Lenders and other holders of Notes, the first priority security interest in the Collateral provided for in the Loan Agreement, including without limitation if requested by the Lessor, the Agent, or the Lenders at the expense of the Lessee, the recording or filing of counterparts or appropriate memoranda of the Operative Documents, and of such financing statements or other documents with respect thereto as the Lessor or the from time to time reasonably request, and the Lessor agrees promptly to execute and deliver such of the foregoing financing statements or other documents as may require execution by the Lessor.

      SECTION 21.2 Quiet Enjoyment. The Lessor covenants that it will not
                   ---------------
interfere in the Lessee's quiet enjoyment of the Equipment hereunder during the Lease Term, so long as no Lease Event of Default has occurred and is continuing.

      SECTION 21.3 Collateral as Security for Lessor's Obligations. In order to
                   -----------------------------------------------
secure the indebtedness evidenced by the Notes, the Loan Agreement provides, among other things, for the creation in favor of the Agent on behalf of the Lenders of a first priority security interest for the benefit of the Agent on behalf of the Lenders and any other holder of Notes in the Collateral (including the Equipment) and for the assignment by the Lessor to Agent on behalf of the Lenders of the right, title and interest of the Lessor in and to this Lease and the other Operative Documents, to the extent provided in the Loan Agreement. The Lessee hereby (i) consents to the Loan Agreement and such assignment pursuant to the terms of the Loan Agreement; (ii) agrees to pay directly to the Agent on behalf of the Lenders and the Lessor at The Bank of America National Trust and Savings Association, San Francisco, California, ABA number 1210-0035-8, under the name "The Industrial Bank of Japan, Ltd., Los Angeles Agency" with account number 62906-14014, or such other address as the Agent shall advise the Lessor in writing (or, after receipt of notice from the Agent stating that the Notes have been paid in full and the lien of the Loan Agreement has been discharged, to the Lessor) all amounts of Rent and any other payments due or to become due to the Lessor hereunder (except to the extent such payments constitute Excepted Payments and except to the extent provided in the following sentence); and (iii) agrees that the right of the Lenders to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation those circumstances set forth in
Section 3.5 hereof. The Lessee agrees to make all payments of Supplemental Rent which constitute Excepted Payments directly to Lessor, and so long as no Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing, the Lessee shall pay directly to the Lessor any amounts of Rent to which the Lessor would be entitled under Article VI of the Loan Agreement, such amounts to be notified to the Lessee by the Lenders in writing.

      SECTION 21.4 Notices. Unless otherwise specifically provided herein, all
                   -------
notices, consents, directions, and approvals, provided herein, and all notices, consents, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing and any such notice shall become effective five (5) Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid for first-class mail or, if delivered by hand or in the form of a telex, facsimile transmission or telegram (followed in each case by written confirmation sent by certified or registered mail, postage prepaid), when received, and shall be directed to the Address of such Person. From time to time any such Person may designate a new address for purposes of notice hereunder by notice to each of the other parties to the Participation Agreement.

      SECTION 21.5 Severability. Any provision of this Lease that shall be
                   ------------
prohibited or unenforceable in any jurisdiction shall be ineffective as to such jurisdiction to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

      SECTION 21.6 Amendment. This Lease and any of the terms hereof may not be
                   ---------
terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and, for so long as the Loan Agreement is in effect, with the prior written consent of the Agent on behalf of the Lenders. The parties agree that any consents required hereunder shall not be unreasonably withheld.

      SECTION 21.7 Headings. The Table of Contents and headings of the various
                   --------
Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

      SECTION 21.8 Counterparts; Uniform Commercial Code. This Lease may be
                   -------------------------------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 21.9 Governing Law. This Lease has been delivered in, and shall in
                   -------------
all respects be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

      SECTION 21.10 Performance of Obligations to Lenders. The provisions of
                    -------------------------------------
this Lease which require or permit action by, the consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, the Lenders shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such requirements of permissions, after all the Notes shall have been paid in full in accordance with their terms.

      SECTION 21.11 Confidentiality. The Lessor acknowledges that the Lessee is
                    ---------------
the proprietor of proprietary information pertaining to the Equipment. The proprietary information or portions thereof may be disclosed to the Lessor pursuant to the terms of this Lease or in connection with the Overall Transaction and/or may be observed by the Lessor during any inspection or tour of the Equipment in connection herewith or therewith.

      The Lessor agrees to use its best efforts to prevent unauthorized disclosure or unauthorized transfer to any third parties (who are not parties to the Overall Transaction) of any and all proprietary information. The Lessor agrees to return to the Lessee upon its request and upon termination of this Lease, all such proprietary information then in its possession that is in documentary or written form, provided that the Lessor may disclose such proprietary information to the extent necessary to remarket or release any Item after a Lease Event of Default or after termination or expiration of the Lease with respect to such Item.

      The obligations set forth in this Section 21.11 shall survive the termination of this Lease; provided, however, that such obligations shall not apply in respect of any portion of the proprietary information, if and when such portion (i) shall otherwise become legally available to the public; (ii) was otherwise in the lawful possession of the receiving party; or (iii) shall have been lawfully disclosed to the receiving party by a third party not under any obligation of confidentiality to the Lessee in respect thereof.

      The Lessor agrees that any breach of the obligations of confidentiality set forth in this Section 21.11 would result in damage to the Lessee which could not be adequately or reasonably compensated for by damages at law. It is therefore further agreed that the Lessee will be entitled to immediate injunctive relief or other equitable relief to restrain any such breach, in addition to any other remedies to which the Lessee may be entitled at law.

      Nothing in this Section 21.11 shall prevent the Lessor from disclosing or providing proprietary information to the Lenders or the Agent or any other party to the Overall Transaction.

      SECTION 21.12 Binding Effect; Successors and Assigns; Survival. The terms
                    ------------------------------------------------
and provisions of this Lease, and the respective rights and obligations hereunder of the Lessor and the Lessee, shall be binding upon their respective successors and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Equipment), and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Lessor, the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns.

      SECTION 21.13 Limitation of Lessor's Liability. All representations,
                    --------------------------------
warranties and undertakings of Lessor hereunder (except as expressly provided herein) shall be binding upon Lessor only in its capacity as Owner Trustee under the Trust Agreement and in no case shall the Trust Company be personally liable for or on account of, any statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder, except that the Trust Company (or any successor Owner

Trustee) shall be personally liable (i) in the case of handling funds, for its failure to act with the same care as the Trust Company uses in handling its own funds, and, in all other cases, for its gross negligence or willful conduct and
(ii) for its breach of its covenants, representations and warranties contained herein to the extent covenanted or made in its individual capacity.

      SECTION 21.14 Chattel Paper. The parties hereto agree that certain rights,
                    -------------
title and interest of Lessor in and to this Lease and to the Equipment have been assigned to and are subject to a lien and security interest in favor of The Industrial Bank of Japan, Limited, Los Angeles Branch, as Agent, under the Loan Agreement. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart that contains the receipt therefor executed by The Industrial Bank of Japan, Limited, Los Angeles Branch, as Agent on or immediately following the signature page thereof.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned have each caused this Equipment Lease Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                      STATE STREET BANK AND TRUST
                                      COMPANY OF CALIFORNIA, NATIONAL
                                      ASSOCIATION, not in its individual
                                      capacity but solely as Owner
                                      Trustee, as Lessor


                                      By: /s/ DONALD E. SMITH
                                          --------------------------------------
                                          Name: DONALD E. SMITH
                                                --------------------------------
                                          Title: VICE PRESIDENT
                                                 -------------------------------


                                      CALIFORNIA STEEL INDUSTRIES, INC.,
                                      as Lessee


                                      By: /s/ LOURENCO GONCALVES
                                          --------------------------------------
                                          Name: LOURENCO GONCALVES
                                                --------------------------------
                                          Title: PRESIDENT AND C.E.O.
                                                 -------------------------------

      * Receipt of the original counterpart of the foregoing Equipment Lease Agreement is hereby acknowledged on this 30th day of September, 1998:


----------------------------------


By----------------------------------


-------------------
*     This language contained in original counterpart only.

                                  Schedule A
                                  ----------
                                      to
                                      --
                           Equipment Lease Agreement
                           -------------------------
                  BASIC RENT PAYMENTS AND RENT PAYMENT DATES

                   Rent Payment Date               Basic Rent*
                   -----------------               -----------

                         3/30/99                     5.70808
                         9/30/99                     2.59436
                         3/30/00                    11.86710
                         9/30/00                     2.28419
                         3/30/01                     6.45698
                         9/30/01                     2.14461
                         3/30/02                    12.02429
                         9/30/02                     1.81413
                         3/30/03                     7.23302
                         9/30/03                     1.63287
                         3/30/04                    13.54599
                         9/30/04                     6.72415
                         3/30/05                     1.05074
                         9/30/05                     7.04065
                         3/30/06                    12.64533
                         9/30/06                     0.73606
                         3/30/07                    13.77618
                         9/30/07                     0.29987
                         3/30/08                    13.53298
                         9/30/08                     3.73476

* Basic Rent is the factor listed below times the Lessor's Cost of $34,543,814.

                                  Schedule B
                                  ----------
                                      to
                                      --
                           Equipment Lease Agreement
                           -------------------------

                            STIPULATED LOSS VALUES

                    Payment Date           Stipulated Loss Value
                    ------------           ---------------------

                      9/30/98                   105.48698
                      3/30/99                   103.62887
                      9/30/99                   104.58519
                      3/30/00                    96.06935
                      9/30/00                    96.70440
                      3/30/01                    93.05076
                      9/30/01                    93.50715
                      3/30/02                    84.02939
                      9/30/02                    84.41492
                      3/30/03                    79.37681
                      9/30/03                    79.76309
                      3/30/04                    68.24511
                      9/30/04                    63.18087
                      3/30/05                    63.65039
                      9/30/05                    52.00000
                      3/30/06                    46.92747
                      9/30/06                    47.24568
                      3/30/07                    34.68482
                      9/30/07                    35.32309
                      3/30/08                    22.91427
                      9/30/08                    20.00000

                                  Schedule C
                                  ----------
                                      to
                                      --
                           Equipment Lease Agreement
                           -------------------------

                              TERMINATION VALUES

                    Payment Date            Termination Value
                    ------------            -----------------

                      9/30/98                   105.48698
                      3/30/99                   103.62887
                      9/30/99                   104.58519
                      3/30/00                    96.06935
                      9/30/00                    96.70440
                      3/30/01                    93.05076
                      9/30/01                    93.50715
                      3/30/02                    84.02939
                      9/30/02                    84.41492
                      3/30/03                    79.37681
                      9/30/03                    79.76309
                      3/30/04                    68.24511
                      9/30/04                    63.18087
                      3/30/05                    63.65039
                      9/30/05                    52.00000
                      3/30/06                    46.92747
                      9/30/06                    47.24568
                      3/30/07                    34.68482
                      9/30/07                    35.32309
                      3/30/08                    22.91427
                      9/30/08                    20.00000